MPOU-Mills Instrument of Agreement
Instrument of Agreement – SAG & Ball Mills

Supplier:	Purchaser:

Lihir Gold Limited (incorporated in PNG)
ATTN: FLSmidth Minerals Pty Limited
ABN: 85 000 221 590	ARBN 069 803 998
TEL No: 03 8336 1233
FAX No: 03 8336 1244

Delivery Place:	Invoice to:

Refer Section 2, Appendix C of these contract	Lihir Gold Limited
Documents	P.O Box 789
Port Moresby
National Capital District 121
Papua New Guinea

Delivery Date:	Contract Price:

Refer Section 2, Appendix C. Final Delivery Date	AUD excluding GST, as detailed in
is Weeks from 29th February 2008	Appendix A of these Contract Documents

Payment Terms:

21 Days after receipt of approved invoice
This Instrument of Agreement is for the supply by the Supplier to Purchaser of one (1) SAG Mill and one (1) Ball Mill for the Contract Price and strictly in accordance with the requirements of this Instrument of Agreement.
Definitions
Purchaser shall mean Lihir Gold Limited.
Supplier shall mean the company to whom the Instrument of Agreement is addressed.
Equipment shall mean the equipment, materials, drawings, documentation and spare parts, to be supplied by the Supplier under this Instrument of Agreement.

1.0	Contract Price

The price stated herein is made up of a fixed fee component, and a variable component as detailed in Appendix A of these documents. The contract price is not subject to escalation and is exclusive of Goods and Services Tax and Value Added Tax (as applicable).

2.0	Delivery Address and Instructions

The address for delivery shall be as stated on the face of the Instrument of Agreement (“delivery place”). Lihir Gold Limited. Lihir Island.

Prior to delivery, the Supplier must notify the Purchaser of their readiness for inspection at least fourteen (14) days prior to the event.

3.0	Payment Terms

Supplier shall issue invoices in accordance with the Payments Schedule General Conditions AS/NZS 4911-2003 and Special Condition SC24. All invoices must clearly reference the Instrument of Agreement number.

4.0	Correspondence

All correspondence, excluding invoices associated with this Instrument of Agreement, must be addressed to the Purchasing Manager, or as nominated by the purchaser from time to time.

The email address for electronic issue of correspondence is: mopu@lglgold.com; and copied to the purchasing managers email address. Email correspondence shall be as detailed below:

The purchaser will send emails to the supplier with the subject line starting with: MOPU-1001-L-aaa xxxxxxx.

Where MOPU is the project name, 1001 is the mills package number, L means from the purchaser, aaa is a consecutive number (starting at 001), and xxxxxxx is the normal subject text.

For emails from the supplier to the Purchaser, the subject line of the email would typically be, for the first email, MOPU-1001-C-001 xxxxxxx. Where the C means from supplier, 001 is first email, and xxxxxx is the subject matter for the email.

For each email the supplier sends to the purchaser, the supplier should check the last email sent TO the purchaser, and use the next consecutive number. That is, the purchaser’s numbering may not line up with the suppliers.

NOTE: ALL CORRESPONDENCE MUST REFERENCE APPLICABLE INSTRUMENT OF AGREEMENT NUMBER.

5.0	Provision of Facilities to Company at Supplier’s Premises

Supplier shall afford all reasonable access and facilities to the Purchaser and/or its representative(s) for the purpose of expediting, inspection and testing of the Equipment and review of documents required under the Instrument of Agreement.

Purchaser reserves the right to nominate representative(s) to be situated at Supplier’s works to co-ordinate and manage Purchaser’s interests.

For witness and/or inspections, Supplier must notify the Purchaser of its readiness for inspection at least five (5) days prior to the event.

6.0	Publicity And Advertising

No advertising, publicity material or other literature in relation to the Equipment or Instrument of Agreement or Purchaser shall be published by Supplier without prior written approval from Purchaser. Supplier shall not place or permit to be placed its name, logos or any other marks including advertising material, on the Equipment other than marking permitted by Purchaser.

7.0	Reporting

Monthly and when requested by the Purchaser, the Supplier shall submit to the Purchaser a report on the progress of the work. The report will provide sufficient information to allow the Purchaser to monitor progress of the work and retain confidence that the agreed issue dates of documentation, delivery of all the equipment/materials and fabrication progress is being maintained.

The report shall include the following subjects as a minimum:
•	Executive Overview

•	Engineering Progress

•	Sub-contract status

•	Critical Item status

•	Any items of concern

•	Costing summary update

•	QA / QC issues

•	Updated manufacturing schedule
The Purchaser may from time to time request a progress review meeting with the Supplier. The location of these meetings may vary between the Suppliers or Purchaser’s offices. The Purchaser shall not be liable for any costs incurred by the Supplier associated with these meetings.

8.0	Attachments
1.	This Section 1 – Instrument of Agreement;

2.	Section 2 – Appendices;

3.	Section 3 – Special Conditions of Contract;

4.	Section 4 – General Conditions of contract for the supply of equipment without installation (AS/NZS 4911:2003) , including Part A to the General Conditions.

5.	Section 5 – Scope Specification;

6.	Section 6 – Technical references.

Signed for and on behalf of Lihir Gold Limited by:

	/s/ Garry Moore	Dated: 8th May 2008

Authorised Representative

Name	GARRY MOORE

Title	MANAGER — CONSTRUCTION

Signed for and on behalf of Supplier:

	/s/ John Hadaway	Dated: 8/5/08

Authorised Representative

Name	JOHN HADAWAY

Title	Regional Sales Director
Communication

Appendix A
Payment & Milestones
Definitions of Parts:
Part 1: Fixed project execution fee. This includes engineering, project management, QA/QC, inspection and expediting, design review meetings, FEA’s, etc.
Part 2: Fixed fee representing the supplier’s profit margin, and Bradken royalty fee.
Part 3: Variable fee for the procurement of all hardware and equipment at cost.
Part 1 and Part 2 (Fixed Price) Component Payments
Parts 1 & 2 are made up of the following costs:

Fee Description	Amount (AUD)
Services (Part 1)
Bradken Royalty (Part 2)
Contribution Fee (Part 2)

Part 1 & 2 Total
Parts 1 and 2 to be treated as one amount equal to the sum of the two parts and be paid on the following milestones:

		Percentage of Part	Actual Amount
	Milestone Description	1 & 2 pricing	(AUD)
1	Upon Execution of Contract
2	Delivery of Certified GA and Foundation Arrangement Drawings
3	Despatch of shell plate and receipt of material certificates
4	Receipt of Major castings (Rough Condition)
4(i)	Ball Mill Heads
4(ii)	Ball Mill Trunnions
4(iii)	SAG Mill Heads
4(iv)	SAG Mill Trunnions
5	Despatch of gear plates and receipt of certificates
6	Delivery of all Equipment and Documentation to specified points of delivery

Total Amount Due for Parts 1 & 2 (Excluding Deposit paid at LOI)

Part 3 (Variable) Component Payments
Part 3 is for the procurement of all hardware and equipment at cost. The estimated value of this variable component, which shall be fixed upon order to Sub supplier, at time of contract, is AUD Refer to Appendix A, Attachment one for breakdown of this component.
The Supplier shall be entitled to make a milestone payment claims on the Purchaser each time the Supplier presents an acknowledged purchase order from one or more of its Sub Suppliers, and additional milestone payment claims can then be made as detailed within that purchase order.
The documentation required as proof for milestone achievement for payments to be made shall be in accordance with the terms of the purchase order furnished to the sub supplier by the Supplier.

Appendix A, Attachment 1 — Cost Tracking and Forecast

CUSTOMER:	Lihir
PROJECT:	Lihir 3
LOCATION:	PNG
PROPOSAL NO:	280254

MILL TYPE:	SAG mill
MILL SIZE:	28’ x 14.5’
QUANTITY:	1

Appendix A, Attachment 1

CUSTOMER:	Lihir
PROJECT:	Lihir 3
LOCATION:	PNG
PROPOSAL NO:	280254

MILL TYPE:	SAG mill
MILL SIZE:	28’ x 14.5’
QUANTITY:	1

Appendix B
Project Schedule

Appendix C
Places of Delivery, Delivery Terms and Dates for Delivery

Date for Purchase
Order to Sub
			supplier (weeks	Date for Delivery
Item of		INCOterms	after reference	(weeks after reference
Equipment	Delivery Place	2000	date)	date)
Shells	Durban	FAS

SAG Heads and Trunnions	Newcastle NSW	Ex Works
Gears and Pinions	Perth WA	Ex Works

Ball Mill Trunnions	European Export Port	FAS
Bearings	TBA	FAS or Ex Works
Lube Systems	NSW	Ex Works
Base Plates	TBA	FAS or Ex Works
Load Cells	Canada	FAS
Gear Guards	TBA	FAS or Ex Works
Sole Plates	TBA	FAS or Ex Works
Structural Fasteners	Perth	Ex Works
Trommels	TBA	FAS or Ex Works
Feed Chutes	TBA	FAS or Ex Works
Trunnion Liners	TBA	FAS or Ex Works

Notes:

1.	Items marked TBA are yet to be confirmed. If manufactured off shore the terms will be FAS, if Australia the terms will be Ex Works.

2.	Risk passes in accordance with INCOterms 2000 definition.

Appendix D
Standard Specifications

After Market Technology Group Australia

STANDARD SPECIFICATION
Machinery Surface Preparation & Finish
FFE Minerals Reference STD – SP01

Rev	Date	Revision Description	By	Checked	Approved

FFE MINERALS AUSTRALIA PTY LTD
ACN 000 221 590
ABN 85 000 221 590
24-28 Marshall Road Airport West
MELBOURNE VIC Australia 3042
Tel: +613 8336 1233 Fax: +613 8336 1244
E-MAIL: reception@ffeminerals.com.au

Standard Specification STD – SP01	After Market Technology Group
Australia
References

AS	1627.0 – 1997	Metal Finishing – Preparation and Pretreatment of Surfaces.

AS/NZS 3750.0 – 1995		Paints for Steel Structures.

AS	2700.S – 1996	B12 Royal Blue.

Standard Specification STD – SP01	After Market Technology Group
Australia

1.0	General.

1.1	The surface preparation and coating procedures outlined in this standard specification are intended for the surface protection of machinery fabricated and assembled by the Contractor in their workshops or the workshops of their sub-contractors.

1.2	All damaged areas shall be made good before packing and despatch.

1.3	The Contractor shall furnish all equipment, materials including coatings, tools and services unless specifically excluded in the contract.

1.4	The Contractor shall use only coatings and/or coating systems approved by the Principal.

Standard Specification STD – SP01	After Market Technology Group
Australia
2.0	Limits of Work.
2.1	The Contractor shall carry out all work to achieve the degree of surface preparation specified.

2.2	Weld margins of approximately 75 mm width shall be left uncoated at the edge of any section to be site welded.

2.3	The mating surfaces of all friction type joints shall be free of all topcoats.

Standard Specification STD – SP01	After Market Technology Group
Australia
3.0	Handling of Painted Items.
3.1	To reduce the damage to the coating, at least five days drying time shall be allowed for hardening before the machinery is handled.

3.2	The Contractor shall obtain the Principals approval for any handling prior to the minimum period specified in 3.1 above

3.3	Special care shall be taken during loading and transporting of the coated machinery to ensure damage to the coating is avoided.

3.4	If slings are used for lifting, these shall be cushioned to prevent damage.

3.5	The Contractor shall repair all areas of coating damaged during packing and loading prior to despatch.

Standard Specification STD – SP01	After Market Technology Group Australia
4.0 Preparation for Coating.
4.1	Surface preparation and/or painting shall not be carried out in wet or excessively hot, humid or windy conditions or in the presence of water spray or harmful industrial fumes, dusts or sprays.

4.2	The coating shall not be applied when the steel surface temperature is below the dew point, resulting in condensation of moisture.

4.3	Cleaning of surfaces of contaminants i.e. oil and grease if necessary and/or if instructed by the Engineer prior to surface preparation shall be in accordance with AS 1627.1 – 1989 Cleaning using liquid solvents and alkaline solutions.

4.4	To ensure the durability of the coating system is not impaired, the Contractor shall thoroughly familiarise himself with and carry out all aspects of the manufacture’s requirements and directions for the mixing and application of the approved coatings.

4.5	In cases where abrasive blast cleaning and painting operations are carried out in the same area, the blasting work shall only be carried out when the paint film has dried to the extent where the abrasive does not adhere to or damage the coated surface.

Standard Specification STD – SP01	After Market Technology Group Australia
5.0 Surface Preparation.
5.1	Preliminary cleaning shall be carried out in accordance with AS 1627.1 – 1989 Cleaning using liquid solvents and alkaline solutions.

5.2	Steel surfaces of machinery shall be abrasive blast cleaned in accordance with the whole procedure laid down in AS 1627.4 – 1989 Abrasive blast cleaning Section 3.

5.3	The standard of surface preparation shall be to AS 1627.9 – 1989 Pictorial surface preparation standards for painting steel surfaces, Class 2-1/2 as described in Clause 1.1. Unless otherwise noted in this specification.

5.4	The profile height shall be 40 to 70 um (micrometers) measured in accordance with AS 1627.4 – 1989 Abrasive blast cleaning.

5.5	The surfaces’ shall be cleaned after blasting and damp areas shall be thoroughly dried with clean rags or dry air.

5.6	Blast cleaned surfaces shall not be left uncoated for a period, which will allow discolouration of the steel to occur. Should it not be possible to coat the surfaces within this period then the surface shall be reblasted and cleaned as described in 5.2 above.

5.7	The Contractor shall remove all weld spatter, weld slag and any other contaminants prior to the application of the coating system.

Standard Specification STD – SP01	After Market Technology Group Australia
6.0 Coating system.
6.1	Unless otherwise specified on drawings or directed by the Engineer all machinery shall receive the coating system described below.

6.2	Machinery Steel Surfaces Atmospheric.
6.2.1	Primer Coating.

Primer shall be a two-component epoxy primer for the protection of steel surfaces to AS/NZS 3750.13 – 1997 Epoxy Zinc Phosphate Primer.

Prepared according to the manufacture’s instructions as contained in the requisite data sheet. Applied by spray at 150 um wet-film-thickness (75 um dft) onto the clean, dry abrasive blast cleaned surface. Allow drying overnight before subsequent top coating.

6.2.2	Top Coating.

Top coating shall be a two-component full gloss epoxy paint, intended for the protection of iron and steel structures against exterior corrosion in sever industrial and marine environments to AS/NZS 3750.10 – 1994 Full Gloss Epoxy .

Prepared according to the manufacture’s instructions as contained in the requisite data sheet. Applied by airless spray at 250 um wet-film-thickness (175 um dft) onto the clean, dry previously prime panted surface. Allow drying overnight before subsequent handling.

6.2.2	Damaged Coatings.

Any damaged paint on the machinery caused by handling or other means shall be made good, by the Contractor, using the surface preparation procedure as detailed in section 5.0 and the coating system procedure as detailed above.

6.2.3	Appearance of Finished Coating.

When fully dry, the film applied in each coat shall be free of sagging, blisters, craters, pinholes and other defects.

All overspray, paint splatter, drips, spillage, mud, dirt or other deposits shall be cleaned off the finished surface or otherwise made good to the Engineer instructions.

Touch up procedures shall be at least as good as the original paint work and the “touch up” colour shall be visually compatible with the original colour.

6.2.4	Finish Colour.

The Principals standard finish colour is AS 2700.S – 1996 B12 Royal Blue for all machinery unless otherwise directed by the Engineer.

Appendix E
Project Quality Plan

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
FLSmidth Minerals Pty Ltd
PRELIMINARY PROJECT QUALITY PLAN
FLSM DOCUMENT NO: 280254-PQP-001 Rev 0

PURCHASER:	LIHIR GOLD LIMITED

DRAFT INSTRUMENT OF AGREEMENT:	MOPU-1001-L-011

PROJECT NAME:	LIHIR MOPU PROJECT SAG & BALL MILLS.

FLSM PROJECT:	280254

DESCRIPTION:	Design, supply, fabricate/manufacture, inspect and test, protective treat, deliver, and supervise the installation and commissioning of SAG & BALL MILLS

PREPARED BY Keith Hickey	TITLE	QA/QC	DATE: 22/4/08

APPROVED BY Adrian Brown	TITLE	Project Manager	DATE 23/4/08
CUSTODIAN OF QUALITY PLAN – PROJECT MANAGER

APPROVAL
QPRev	Date	QP Issue	Con/Uncon	APPROVAL	Client (if applic)
0

1 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION ONE
CONTENTS PAGE

SECTION

1	Quality Plan Controls	Rev. 0	(4 pages)

Cover Page (indicating issue status and controlled/uncontrolled copy).
Contents Page
Quality Plan Distribution Register Revision Status and Control

2	Introduction	Rev. 0	(2 pages)

Introduction and Scope of Work Project Quality Policy Statement

3	Organisation	Rev. 0	(3 pages)
Project Organisation Structure
Project Organisation Chart (Attach A)
Roles of Key Personnel

4	Technical Specifications	Rev. 0	(1 page)

5	QMS AS/NZS ISO 9001:2000	Rev. 0	(2 pages)

6	Sub-Contracted Work/Sub-Suppliers	Rev. 0	(1 Page)

	Attachment A-Proj Org Chart	Rev. 0	(1 page)
	Attachment B-Proj ITP (PITP)	Rev. 0	(1 page)

2 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION ONE-REV 0
QUALITY PLAN DISTRIBUTION REGISTER

Quality		Distribution	Rev	Controlled or
Plan No.	Position Issued	Date	Status	Uncontrolled Copy
01	Project Manager – FLSM		0	(Master Copy) Controlled

02	Quality Assurance – FLSM		0	Controlled

03	Lihir Gold		0	Controlled

04	Project Manager – FLSM		0	Controlled

05	Project Co-Ordinator – FLSM		0	Controlled
The original issue of the Project Quality Plan, amended sections and any full re-issues shall be distributed to all holders of controlled copies. Controlled copies shall be identified on the cover page. The issue of uncontrolled copies, which will not be updated, will also be identified on the cover page. All distributions relating to the quality plan are accompanied by a document transmittal upon which the recipient signs acknowledgment of distribution. The recipient is responsible for the return of the acknowledgment copy to the custodian of the quality plan.

3 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
QUALITY PLAN REVISION STATUS AND CONTROL-REV 0

Date	Section	Page(s)	Details of Revision	Approved
23/4/08	All	All	Initial FLSM approval of preliminary Project Quality Plan	A BROWN
Each section of the quality plan is self-contained and shall be subject to review and amendment to accurately reflect changes in the Contract quality requirements or the updating of information. After changes have been made to the appropriate pages of the approved document, the revision status of the relevant section(s) will be raised and revised section(s) will be issued by the Quality Assurance Manager per the Quality Plan Distribution Register to controlled-copy recipients. Changes to the contents page of Section 1 and to the text of other sections will be identified by the use of italics font.
When amendments affect a number of sections the entire Project Quality Plan shall be reissued with a new revision status.

4 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION TWO-REV 0
INTRODUCTION AND SCOPE OF WORK
Introduction:
FLSmidth Minerals Pty Ltd (FLSM) has received a Draft Instrument of Agreement from Lihir Gold Limited for the supply of a SAG Mill and Ball Mill for the Lihir MOPU Project.
Scope of Work:
The scope of work for the mills will be as defined within Draft Instrument of Agreement MOPU-1001-L-011.
Definitions:
For the purposes of this project quality plan the following definitions will apply:-

Purchaser:	Lihir Gold Limited.

Supplier:	FLSmidth Minerals Pty Ltd (FLSM)

Sub-Supplier:	A supplier of goods or services to FLSM

Organisation:	Section 3 of this project quality plan indicates the proposed FLSM organisation for the project and summarises the roles of those responsible for the effective functioning of project quality management.

Quality Standard:	Quality Standard for implementation of the Scope of Work shall be the AS/NZS ISO 9001-2000.

Inspection and Test Plans (ITPs):	FLSM will ensure that product quality is achieved. The responsibility will not be passed on to another party. Nomination of FLSM witness and hold points on ITPs, plus a quality surveillance program directly involving FLSM representatives will ensure that we control product quality.

ITPs will identify all required manufacturing codes, inspection and test specifications and required acceptance criteria and will include where nominated Purchaser witness/hold activity points.

Sub-Contracted Work:	Items of FLSM’s supply will be sub-contracted as per Section 6 of this Quality Plan.

Buyer Right of Access:	Purchaser and its Representatives shall have entitlement to access the work at FLSM/sub-supplier premises, at mutually agreed and pre-arranged times.

5 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
PROJECT QUALITY ASSURANCE POLICY FOR FLSmidth Minerals Pty Ltd (Rev 0)
DRAFT INSTRUMENT OF AGREEMENT: MOPU-1001-L-011
SCOPE OF WORK:                Design, Supply, Deliver and Commission
QUALITY POLICY STATEMENT FOR LIHIR GOLD SAG AND BALL MILL
FLSmidth Minerals Pty Ltd has received the above-referenced DRAFT INSTRUMENT OF AGREEMENT to supply both a SAG & Ball Mill for the Lihir MOPU Project.
The successful completion of this project will be dependent on many factors, some of which will require appropriate and timely decisions to be made. “Successful completion of the Project” can only mean the attainment of quality and financial objectives. Accordingly, all phases of the project must be on time, to required quality and on budget.
To this end, the company will fully and conscientiously implement the policies and procedures of the FLSM quality system, which is based on AS/NZS/ISO 9001-2000.In addition, the specific quality requirements of the project will be satisfied by the development of, and implementation of, relevant inspection and test plans and schedules.
FLSM has embraced the philosophy of quality assurance as a way of doing its business and will provide the necessary human and material resources to achieve a successful and satisfying outcome for this project for all parties.
FLSMIDTH MINERALS PTY LTD.

ADRIAN BROWN	23rd April, 2008

Project Manager	DATE

6 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION THREE
PROJECT ORGANISATION STRUCTURE
Refer to Project Organisation Chart Attachment A-to be advised and Roles of Key Personnel.

7 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
ROLES OF KEY PERSONNEL-
General Manager
Responsible for overseeing all project management activities and for ensuring that the execution of the work is timely, cost effective and meets project quality requirements.
Project Manager
Responsible for direct liaison with the client and for the coordination of all aspects of the project following hand over from sales. The Project Manager shall coordinate project personnel, plan and control the execution of the Contract in a cost-effective manner and shall ensure compliance with the Contract technical specifications, delivery schedule and safety requirements.
The Project Manager shall select project personnel, allocate work and monitor progress and shall have overall responsibility for ensuring that the following functions are carried out effectively.
-	Project Reporting (Internal and with the client)

-	Scheduling and Planning

-	Cost Control

-	Project Administration and Contractual Compliance

-	Resources Allocation (Labour and Equipment)

-	Project Quality Assurance/Quality Control

-	Procurement

-	Manufacture

-	Site Installation and Commissioning

-	Safety
Project Procurement
Responsible for the preparation and issuing of subcontractor and vendor enquiry documentation in conformance with the main Contract documentation, Responsible for making procurement recommendations to the Project Manager and for the placement of purchase orders with approved sub-suppliers.
In this role Project Procurement will:
-	Establish reliable sources of supply

-	Issue inquiries and evaluate Subcontractor tenders

-	Coordinate the negotiation, authorisation and letting of purchase orders.

-	Ensure the expediting and timely delivery of material to the final point of destination.
Quality Assurance Manager
The Quality Assurance Manager is the Management Representative on all matters relating to the quality system and for the quality requirements of this Project. The Quality Assurance Manager, by a programme of review will ensure that the specific quality assurance and quality control requirements of the Project have been met.

8 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
Quality Inspector
Responsible for quality verification of items, equipment and components, in accordance with approved inspection and test plans and work instructions, during the manufacturing and installation stages of the Project. Reviews supplier quality records for compliance with specifications.
Site Supervisor
Reporting to the Project Manager, the Site Supervisor is role is to coordinate the erection and installation of FLSM supplied equipment at the construction site. As such his responsibilities will be:
-	Coordination of sub-suppliers for the installation of the equipment and related activities at site. He will actively participate in the planning and coordination of resources and equipment for this site activity.
-	Liaison with the Client representatives with regard to safety, quality, overall coordination and contractual site schedule commitments.
-	Ensuring compliance with site safety requirements.
-	Ensuring that the standard of workmanship complies with the specification, that specified inspections and tests are conducted and that records are maintained to substantiate conformance to Contract quality requirements.
Commissioning Engineer
Responsible for developing the commissioning plan.
In liaison with client representatives, the Commissioning Engineer will:
-	Check the complete installation to confirm that all equipment has been installed in accordance with the drawings and suppliers recommendations

Develop the commissioning and safety guidelines, inspection and testing schedules and commissioning reports Commission the equipment in accordance with the agreed commissioning program
SECTION FOUR-TECHNICAL SPECIFICATIONS-REV 0

9 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
4.1 TECHNICAL SPECIFICATIONS FOR SAG & BALL MILL

DOCUMENT	TITLE	REV.

MOPU-1001-0A M-018ANI	SAG MILL Technical Reference Sheet	—
MOPU-1001-0A M-018SP	SAG MILL GM2001-Equipment Specification No M018	1

DOCUMENT	TITLE	REV

MOPU-1001-0A M-019ANI	BALL MILL Technical Reference Sheet	—
MOPU-1001-0A M-019SP	BALL MILL GM2002-Equipment Specification No M019	1
4.2 FLSM ENGINEERING DOCUMENTS

ED No.	Title
40.100.001 Rev 2	Visual Acceptance Criteria for As-Cast Surfaces

40.726.000 Rev 13	Manufacturing and Inspection Procedure for Mill Shells

40.726.005 Rev 6	Procedure for Manufacture and Inspection of Ductile Iron Mill Heads

40.726.003 Rev 3	Procedure for Use of Hole-Templates

40.726.009 Rev 2	Inspection Procedure for Critical Fasteners

40.736.003 Rev 3	Approved Gear Tooth Inspection Methods

40.736.007 Rev 3	Hardness Testing of Gear Blanks.

40.736.009 Rev 3	Magnetic Particle Inspection of Finished Gear Teeth.

40.736.013 Rev 3	Specification for Pinion Forgings

40.736.018 Rev 2	Magnetic Particle Inspection of Finished Pinions from Alloy Steel Forgings

70.736.002 Rev 2	Mech-Tensioner (MT) Jackbolt Tightening & Loosening Procedure

90.726.008 Rev 1	Painting Systems for Grinding Mills and Scrubbers.

10 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION FIVE-REV 0
QUALITY MANAGEMENT SYSTEM-AS/NZS ISO 9001:2000

QUALITY STD
NO.	ISO 9001-2000	DESCRIPTION	REQUIREMENT
1	Sect 5	Management Responsibility (Ref FLSM QMS Proc No 3.0 Management Responsibility)	Section 3 of this Quality Plan provides for the proposed Project Organisation. Management reviews will be conducted of Project executive summaries. Management will thus be able to implement required corrective action if the need arises to ensure the proper operation of the project controls system.

2	Sect 4.	Quality Management System (Ref FLSM QMS Procs No 2.0 Quality Management System and 6.1 Internal Quality Audits)	Quality management system requirements based on AS/NZS/ISO9001:2000 will be implemented during the project. FLSM’s project quality system will consist of Project Quality Plan, Quality System Procedures, Work Instructions, Controlled Data, Quality Records.

3	Section 7.2.2	Review of Requirements Related to the Product (Ref FLSM QMS Proc No 5.0 Contract Review)	Review of Purchaser RFQ and Purchase Order to be performed in accordance with the requirements of FLSM’s quality management system. Record of contract review to be maintained on tender and contract files. Resolve any conflicts or ambiguities with the Purchaser.

4	Section 7.3	Design and Development (Ref FLSM QMS Proc No 5.1 Design and Development Control)	Design control will be in accordance with the requirements of FLSM’S quality management system. Equipment design will meet the requirements of the relevant Technical Specifications, apart from any mutually agreed exceptions.

5	Section 4.2.3	Control of Documents (Ref FLSM QMS Proc No 2.1 Document Control)	Document and data control will be in accordance with the requirements of FLSM’s quality management system. [Hard copy or electronic media] Drawings and documentation will be submitted to the Purchaser in accordance with Section 9 of Equipment Specification No M018 Rev 1 and Section 9 of Equipment Specification No M019 Rev 1.

6	Section 7.4	Purchasing (Ref FLSM QMS Proc No 5.3 Purchasing)	Purchasing will be performed in accordance with the requirements of FLSM’s quality management system.

7	Section 7.5.4	Customer Property (Ref FLSM QMS Proc No 5.7 Customer Supplied Property)	Where relevant, Purchaser-supplied property (incl intellectual property) will be managed in accordance with the requirements of FLSM’s quality management system.

8	Section 7.5.3	Identification and Traceability (Ref FLSM QMS Proc No 5.6 Product Identification and Traceability)	Traceability, where required by the contract will be implemented for product supplied in accordance with Purchaser-approved Inspection and test plans

11 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254

QUALITY STD
NO.	ISO 9001-2000	DESCRIPTION	REQUIREMENT
9	Section 8	Product Realisation [Ref FLSM QMS Procs Nos 5.0-5.11 (incl)]	Product realisation will be in accordance with Section 4.9 AS/NZS/ISO9001-2000-Master project file, project plan/schedules, project quality plan, PITP/ITPs, MDR, contract financial controls, controls for revision and distribution of project documents, progress review and reports and project close out.

10	Section 8.2.4	Monitoring and Measurement of Product (Ref FLSM QMS Procs No 6.2 Inspection and Testing and 6.3 Inspection and Test Plans)	Monitoring and measurement of product will be conducted in accordance with the requirements of FLSM’s quality management system and the approved inspection and test plans as well as Section 5 of Equipment Specification No M018 Rev 1 and Section 5 of Equipment Specification No M019 Rev 1

11	Section 7.6	Control of Monitoring and Measuring Devices (Ref FLSM QMS Proc No 5.9 Control of Inspection, Measuring and Test Equipment)	Control of Monitoring and Measuring devices will be implemented in accordance with the requirements of FLSM’s quality management system.

12	Section 7.5.3	Identification and Traceability (Ref FLSM QMS Proc No 6.4 Inspection and Test Status)	Inspection status of product will be implemented in accordance with the requirements of FLSM’s quality management system.

13	Section 8.3	Control of Non-Conforming Product (Ref FLSM QMS Proc No 6.5 Control of Non- Conforming Product)	Non-conforming product, if applicable, will be identified, segregated and dispositioned in accordance with the requirements of FLSM’s quality management system and in accordance with the requirements of the contract

14	Sections 8.5.2 & 8.5.3	Corrective and Preventive Action (Ref FLSM QMS Proc No 6.6 Corrective and Preventive Action)	Corrective and Preventive actions will be implemented, as required, in accordance with the requirements of FLSM’s quality management system for the dispositioning of non-conformances.

15	Section 7.5.5	Preservation of Product (Ref FLSM QMS Proc No 5.8 Handling, Storage, Packaging, Preservation and Delivery	Preservation of Product will be implemented in accordance with the requirements of FLSM’s quality management system and in accordance with Section 6 of Equipment Specification M018 Rev 1 and Section 6 of Equipment Specification M019 Rev 1. Expediting will be conducted in accordance with the requirements of the contract and FLSM’s approved Manufacturing and Supply Schedule.

16	Section 4.2.4	Control of Records (Ref FLSM QMS Proc No 2.2 Records Management)	Records Management will be implemented in accordance with the requirements of FLSM’s quality management system and in accordance with the requirements of Drawings and Data Requirements.

12 of 15

PROJECT QUALITY PLAN LIHIR GOLD-SAG & BALL MILLS- 280254
SECTION SIX-REV 0
SUB CONTRACTED WORK/SUB-SUPPLIERS
1. The current listing of proposed key sub-suppliers is:

Item	Sub-Supplier	Location
Mill-Shells	DCD-Dorbyl	Johannesburg,RSA.
SAG Mill Heads & Trunnions	GCF/Falk Australia	Newcastle, NSW.
Gears & Pinions	Hofmann	Perth, WA
Ball Mill Trunnions	Ferry-Capitain	France
Bearings	TBA	TBA
Lubrication Systems	Bosch-Rexroth	Kings Park, NSW.
Base Plates	TBA	TBA
Load Cells	Kelk	Canada
Gear Guards	TBA	TBA
Sole Plates	TBA	TBA
Structural Fasteners	Donhad	Perth, WA
Trommels	TBA	TBA
Feed Chutes	TBA	TBA
Trunnion Liners	TBA	TBA
REF: PROJECT Organization Chart -REV 0 (Attachment A-TO BE ADVISED)

13 of 15

Appendix F
Inspection and Test Plans
For
a) Shells
b) Heads
c) Trunnions
d) Gears
e) Pinions

ATTACHMENT b- PROJECT INSPECTION AND TEST PLAN	Page 1 of 1

PURCHASER: LIHIR GOLD LIMITED	FLSM PROJECT NO: 280254
DRAFT INSTRUMENT OF AGREEMENT : MOPU-1001-L-011	EQUIPMENT DESCRIPTION: MAJOR
PROJECT DESCRIPTION: LIHIR MOPU PROJECT SAG & BALL MILLS	ITEMS OF SUPPLY FOR SAG AND BALL
TECHNICAL SPECIFICATION: LGL EQUIPMENT SPECIFICATION No M018 Rev 1 SAG MILL GM2001 AND	MILLS EQUIPMENT NUMBERS: 1326-GM2001 (SAG MILL); 1326-GM2002
LGL EQUIPMENT SPECIFICATION No M019 Rev 1 BALL MILL GM2002.	(BALL MILL)
KEY: Inspection: X      Surveillance: S      Witness Point: WP     Hold Point: HP      Statutory Hold Point: SHP     Document Review: DR

ITEM		PREFERRED
NO.	EQUIPMENT	SUPPLIER	SUB-SUPPLIER	FLSM	LIHIR
1	Gears and Pinions	Hofmann	Insp/test in accordance with manufacturing ITPs	DR, S, WP & HP in accord with fabrication, forging and machining ITPs	SpecGM2001Rev 1-Sect 5. Spec GM2002 Rev 1-Sect 5.
2	Mill Shells	DCD-Dorbyl	Insp/test in accordance with manufacturing ITP.	DR, S, WP & HP in accord with manufacturing ITP.	Spec GM2001 Rev 1-Sect 5. Spec GM2002 Rev 1-Sect 5.
3	SAG Mill Heads and Trunnions	GCF/Falk Australia	Insp/test in accordance with casting and machining ITPs	DR, S, WP & HP in accord with casting/machining ITPs	Spec GM2001 Rev 1-Sect 5 Spec GM2002 Rev 1-Sect 5
4	Ball Mill Trunnions	Ferry-Capitain	Insp/test in accordance with casting and machining ITPs	DR, S, WP & HP in accord with casting/machining ITPs.	Spec GM2001 Rev 1-Sect 5 Spec GM2002 Rev 1-Sect 5
5	Mill Lubrication Systems.	Bosch-Rexroth (NSW)	Insp/test in accordance with manufacturing ITP.	DR, S,WP & HP in accord with manufacturing ITP-witness function test.
6	Trommels	TBA	Insp/test in accordance with manufacturing ITP	DR, S, WP & HP in accord with manufacturing ITP
7	Base Plates	TBA	Insp/test in accordance with manufacturing ITP	DR, final inspection in accordance with . manufacturing ITP
8	Gear Guards	TBA	Insp/test in accordance with manufacturing ITP	DR, final inspection in accordance with . manufacturing ITP
9	Sole Plates	TBA	Insp/test in accordance with manufacturing ITP	DR, final inspection in accordance with manufacturing ITP
10	Feed Chutes	TBA	Insp/test in accordance with manufacturing ITP	DR, S,, WP & HP in accord with manufacturing ITP
PITP DOC REV 0			DATE: 23/4/2008	LIHIR APPROVAL:
PREPARED BY: K Hickey			DATE: 23/4/2008
APPROVED BY: Adrian Brown			DATE: 24/4/2008	DATE: TBA
SUPPLIED TO LIHIR:			DATE: 24/4/2008

Appendix G
Drawings

SECTION 3
SPECIAL CONDITIONS OF CONTRACT
FOR THE SUPPLY OF EQUIPMENT
TABLE OF CONTENTS
PRECEDENCE OF DOCUMENTS

SC1	INTERPRETATION AND CONSTRUCTION OF CONTRACT

SC2	NATURE OF CONTRACT

SC4	EVIDENCE OF CONTRACT

SC5	SERVICE OF NOTICES

SC6	CONTRACT DOCUMENTS

SC8	INTELLECTUAL PROPERTY RIGHTS

SC11	QUALITY ASSURANCE

SC12	SUPPLIERS INDEMNITY

SC13	INSURANCE

SC18	TESTING

SC19	DELIVERY

SC20	RISK IN AND OWNERSHIP OF THE EQUIPMENT

SC22	DEFECTS LIABILITY

SC23	VARIATIONS

SC24	PAYMENTS

SC29	GENERAL LIMITATION OF LIABILITY

SC30	WAIVER OF CONDITIONS

SC31	WARRANTY

SC32	TAX

SC33	CANCELLATION OF CONTRACT

SC34	PERFORMANCE WARRANTY

SPECIAL CONDITIONS OF CONTRACT
FOR THE SUPPLY OF EQUIPMENT
This Section 3 contains deletions, amendments and additions to the General Conditions of Contract (Australian Standard 4911:2003). Where a deletion, amendment or addition is made to a Clause of AS 4911, that Clause in AS 4911, stands except to the extent as modified by such deletion, amendment or addition.
The system adopted for numbering clauses in these Special Conditions makes reference to a Clause in AS 4911 that covers a similar subject as the Special Conditions Clause. Subjects and clauses supplementary to AS 4911 are covered by Clauses SC.31 and onwards.
PRECEDENCE OF DOCUMENTS
If there is any conflict between any of the documents forming the contract, the Precedence of documents shall be:
1.	Section 1 — Instrument of Agreement;

2.	Section 2 — Appendices;

3.	Section 3 — Special Conditions of Contract;

4.	Section 4 — General Conditions of contract for the supply of equipment without installation (AS/NZS 4911:2003), including Part A to the General Conditions.

5.	Section 5 — Scope Specification;

6.	Section 6 — Technical references; and

7.	Other Specifications.
SC1 INTERPRETATION AND CONSTRUCTION OF CONTRACT
The following shall be added to the end of Clause 1 of AS4911:
In any document relating to the Contract including these Special Conditions of Contract for the Supply of Equipment and any Specification, Schedule or Annexure unless a contrary intention shall appear:
“Superintendent” shall have the same meaning as Purchaser’s Representative.
“Contract Award” means the date appearing upon the advice issued by the Purchaser to the Supplier.
“confidential information” means:
(a)	all information data, documents, plans, specifications or other material (including commercially sensitive information and technical know-how) directly or indirectly disclosed or made available by or on behalf of the Purchaser to the Supplier;

(b)	all notes and other records prepared by the Supplier based on or incorporating the information referred to in paragraph (a); and

(c)	all copies of the information and those parts of the notes and other records referred to in paragraphs (a) and (b) above.
“Day” shall mean calendar day.
“Income Tax” means any tax of general application imposed on net income
“Site” shall mean the mining operations located on Lihir Island, Papua New Guinea
“Security” — subclause f) “other form” shall have the meaning of the Approved Form of Unconditional Undertaking provided as Attachment 1 to these Special Conditions. This undertaking can have an Expiry date which shall be a minimum of 6 months after the scheduled milestone date.
SC2 NATURE OF CONTRACT
Add the following paragraph after subclause 2.1(b):
“The Supplier warrants that:
(a) the Equipment will comply with all the requirements of the Contract (including any Specification and appendices) and all relevant legislative requirements;
(b) the Services will be provided in a professional manner with all due skill, care and attention.”
SC4 EVIDENCE OF CONTRACT
Delete clause 4 in its entirety and replace with the following:
“When signed by both the parties, this Purchase Order together with any annexures, appendices or attachments shall constitute the Contract.”
SC5 SERVICE OF NOTICES
Delete point iii) “3 days after posting” from item b) in Clause 5 of AS4911.
Add the following paragraph at the end of Clause 5 of AS4911:
The Purchaser and the Supplier shall notify each other of a change of address.
SC6 CONTRACT DOCUMENTS
Delete and replace paragraph 2 of Clause 6.1 of AS4911 with the following:
SC6.1 Discrepancies
The Supplier shall be deemed to have carefully examined the Contract. If the Supplier has any doubt as to the meaning of any portion of the Contract, the Supplier shall set forth the particulars thereof and submit them to the Purchaser in writing in order that such doubt may be removed. The Supplier shall be deemed to have satisfied itself as to all the conditions and circumstances affecting the contract sum and to have fixed his prices according to his own view of these and no variation except as otherwise therein provided will afterwards be made to the contract sum.
If minor parts that are necessary for completion of the work are not particularised in any document forming part of the Contract then notwithstanding such omission the Supplier shall supply other parts at no extra charge.

SC6.2 Purchaser — Supplied Documents
The following shall be added at the end of Clause 6.2 of AS4911:
The Supplier may request the Purchaser in writing to supply any information that must be supplied by the Purchaser to enable the Supplier to complete any part of the Equipment and, where it is reasonably able to do so, the Purchaser must supply such information within fourteen (14) days from the date the request is received.
SC6.3 Supplier — Supplied Documents
The following shall be inserted at the beginning of Clause 6.3 of AS4911:
The Supplier shall submit all data in an approved format within a reasonable period as nominated by the Purchaser.
The supply of all data, requested under the Contract is mandatory and a condition upon which the payment of the final fixed portion of the contract price may be withheld from the Supplier.
SC6.5 Confidentiality
Clause 6.5 of AS4911 shall be deleted entirely and replaced with the following:
The Supplier shall keep confidential, shall not disclose to any third party nor shall use, other than for the purpose of the Contract, without the prior written consent of the Purchaser any confidential information obtained in the course of performance of the Contract or as a consequence of the Contract whether relating to the performance of the Contract or relating generally to the activities and operations of the Purchaser or its Representatives (except insofar as the same may be part of the public domain or may be required to be disclosed by law or pursuant to any rule of any Stock Exchange) and shall take or cause to be taken such reasonable steps as may be necessary for the compliance with the above obligations, which shall survive the expiration of the Contract and shall be enforceable to any item at law or equity.
SC6.5.1 Data & Information
The above confidential information, kept in any media, shall remain the property of and shall be returned to the Purchaser upon request or expiration of the Contract.
SC6.5.2 Servants & Agents
The Supplier shall ensure that the servants and agents of the Supplier and its personnel keep confidential all such information.
SC6.5.3 Documentation
Any drawings, designs, plans, specifications, manuals, models, programme or other forms of recording ideas prepared, drawn, devised, written or constructed by the Supplier as part of the performance of the Contract shall, excluding any part thereof that contains confidential information including procedures which are the property of the Supplier, be and shall remain the absolute property of the Supplier.
SC6.5.4 Proprietary Rights
Any proprietary rights in any invention or piece of know how (whether patentable or not) devised by the Supplier as part of the performance of the Contract shall be and shall remain the property of the Supplier.
SC6.5.5 Patent and Other Intellectual Property Rights
All intellectual property rights existing prior to the performance of the Contract and all developments or enhancements to those intellectual property rights during the performance of the Contract shall remain the property of the Supplier. The Supplier hereby grants to the Purchaser a perpetual irrevocable non-exclusive, non-transferable, royalty free license to use, in connection with the operation or maintenance of the Equipment, any patent or other intellectual property right owned by the Supplier where such patent or other intellectual property right exists in respect of:
a)	any equipment, construction aids or methods provided by the Supplier; and

b)	any invention, process, technology, method, know-how or other information developed by the Supplier.
SC8 INTELLECTUAL PROPERTY RIGHTS
The following shall be added after Clause 8 of AS4911:
SC8.3 Indemnity
The Supplier shall indemnify and keep indemnified the Purchaser against any action, claim or demand, costs or expenses arising from or incurred by reason of any infringement or alleged infringement of letter, patent, design, drawings, written or drawn materials, trademark or name copyright or other protected rights in respect of any machine, equipment, work material or thing, system or method of using, fixing, working or arrangement used or fixed or supplied by the Supplier. The indemnity shall cover any use of the Equipment or any part thereof .
In the event of any claim being made or action brought against the Purchaser in respect of any matters covered by the indemnity the Supplier shall be immediately notified thereof and shall with the assistance if so required of the Purchaser but at the sole expense of the Supplier conduct all negotiations that may arise therefrom.
The Purchaser on their part warrant that any design or instructions furnished or given by them shall not be such as will cause the supplier to infringe any letter, patent, registered design, trademark or copyright in the performance of the contract.
SC11 QUALITY ASSURANCE
The following shall be added after Clause 11 of AS4911:
When requested to do so, the Supplier shall give to the Purchaser (or any person authorised by them) access to work in progress and shall provide every reasonable facility necessary for the supervision and inspection of any Equipment for the Contract, including disassembly and testing and provide such information as required by the Purchaser to satisfy itself in regard to the progress of the Equipment at any place including the premises of the Supplier. The inspection and test plans shall be approved for use by the Purchaser.
The Supplier shall have a quality system in place that is consistent with AS/NZS ISO9001:2000.
SC12 SUPPLIERS INDEMNITY
The following shall be added to the end of the second paragraph of Clause 12 of AS4911
“(c) claim by a third party arising out of the Supplier’s performance of the Contract,”
SC13 INSURANCE
Amend clause 13 of AS4911 as follows:
(a) in clause 13.1, after the words “or damage in transit to the delivery place”, insert the words “(excluding goods covered by the Purchaser’s Marine Cargo Insurance)”;
(b) delete subclause 13.1(b) and replace it with the words “note the interests of the Purchaser”;

(c) delete subclause 13.2(a) and replace it with the words “note the interests of the Purchaser”;
(d) add the following paragraph to the end of clause 13.3:
“The Supplier shall provide travel, medical and medical evacuation insurance for its personnel travelling on visits to and from the Site and when resident at the Site. The insurance policy or policies shall be unlimited as to number of claims and shall provide cover for an unlimited amount in respect of each and every claim subject to availability at reasonable cost.”
(e) Delete clause 13.7 of AS4911;
(f) Add the following after clause 13.6:
SC13.7 Insurance by the Purchaser
The Purchaser shall at their own expense obtain and maintain the following types of insurance:
(a) Marine cargo / transit insurance;
(b) On-site public liability insurance.
SC18 TESTING
SC18.1 Acceptance Testing
The following shall be added to the end of Clause 18.1:
Should inspection reveal any non-conformance/defect, then any cost associated with the disassembly, testing and re-assembly shall be borne by the Supplier.
SC18.3 Notice
Clause 18.3 of AS4911 shall be deleted entirely and replaced by the following:
The Supplier shall give the Purchaser at least 5 working days notice prior to dispatch ex works being made to enable any final inspection of the Equipment. Notwithstanding such inspection, the Suppliers’ responsibility to supply the Equipment in accordance with the Contract remains unaltered.
SC18.8 Right to Inspect
The Purchaser and its employees, agents and consultants shall have the right to inspect any item of Equipment upon reasonable notice and the Supplier shall provide sufficient reasonable opportunities and means for such inspection.
SC19 DELIVERY
The following shall be added at the end of Clause 19.2 of AS4911:
SC19.3 Cargo and Transport
SC19.3.1 Logistics to Site
The Purchaser will provide a logistics service to the Site using its own freight forwarder (Kuehne & Nagel) and shipping company (Swire Shipping)
The Supplier shall pack all equipment and materials into containers for transport via sea and/or road from Suppliers works to the project site. All packing shall be the responsibility of the Supplier and be in accordance with engineering specification for packing and transportation of goods and export cargo to prevent damage during shipping and transport to Site. Note: Packing shall in be accordance with Lihir Specification Number 11069-00-G0720, with amendments form Attachment 2, which contains the Purchaser’s packing requirements.
Packing shall be suitable for transport over rough terrain.
An invoice shall accompany all equipment. Note: The Supplier shall complete all required paperwork, in accordance with Lihir Specification Number 11069-00-G0720, including Attachment 3, once loading and packing is complete.
SC19.3.2 Consolidation and Forwarding Points
The Purchaser will provide sea and road transport from the nominated points, as described in Section 2, Appendix C of these contract documents, for the forwarding of the Equipment to the Site.
SC20 RISK IN AND OWNERSHIP OF THE EQUIPMENT
The following shall be added at the end of Clause 20.2 of AS4911:
SC20.2 Title
The Supplier warrants full, clear and unencumbered title to Purchaser to the Equipment furnished by the Supplier in performance of the Contract, free and clear of any and all liens, restriction, reservations, security interest and encumbrances.
The Supplier undertakes and agrees to take all necessary and proper steps to ensure that no claims for liens or similar entitlements hereunder will be filed against the Equipment to be supplied under this Contract or the property of the Purchaser. If, notwithstanding the foregoing undertaking, any claim for lien or similar entitlement is filed against any of the Equipment , the Supplier agrees to indemnify the Purchaser against all loss, costs, charges and expenses occasioned by, resulting from, or in any way arising out of such claims.
SC22 DEFECTS LIABILITY
Number the existing section in Clause 22 of AS4911 with 22.1 Defects Liability Period.
SC22.2 Notification of Defects
The direction issued pursuant to SC 22.1 shall identify the omission or defect and state a date by which the Supplier must complete rectification. The direction may provide that in respect of the work rectification there shall be a separate Defects Liability Period of a stated duration not exceeding the Defects Liability Period stated in the Annexure. The separate Defects Liability Period shall commence on the date the Supplier completes the work of rectification. This Special Condition of Contract shall apply both in respect of the work of rectification and the Defects Liability Period for that work.
If it is necessary for the Supplier to carry out rectification, the Supplier shall do so at times and in a manner which causes as little inconvenience to the Purchaser as is reasonably possible.
SC23 VARIATIONS
The following shall be inserted at the beginning of Clause 23.1 of AS4911:
The Purchaser shall not become liable for payment of any claims in respect of any variation unless the variation has been directed or agreed to in writing by the Purchaser prior to the Supplier taking any action in regard to such variation.

SC24 PAYMENTS
Add the following clause to AS4911:
SC 24.7 Transparency and Audit
All variable costs shall be tracked (on a fortnightly basis) utilising a detailed budget spreadsheet file, indicating the following information for each piece of equipment:
•	committed cost,

•	budget cost,

•	forecast cost to complete,

•	variance,

•	tally of variance.
Variance to detailed budget shall be tracked and reported together with an appraisal of forecast final cost versus the Project budget (Part 3) component.
SC26 TERMINATION BY FRUSTRATION
Delete clause 26 of AS4911.
SC29 GENERAL LIMITATION OF LIABILITY
The following clause shall be added after Clause 29.2 of AS4911:
SC29.3 Liquidated Damages
Not withstanding GC 29.2, application of liquidated damages for delay in accordance with GC 17.5 or under the Performance Warranty under SC 34 shall not act to limit the Suppliers total liability in accordance with GC 29.2.
SC30 WAIVER OF CONDITIONS
The following shall be added at the end of Clause 30.1 of AS4911.
SC30.1 Non-Waiver
The waiver or relaxation partly or wholly of any of these Special Conditions or other terms of the Contract shall apply only to a particular occasion and shall not be continuing and further shall not constitute a waiver or relaxation of any other condition or term. Any such waiver must be in writing.
SC31 WARRANTY
The Supplier warrants that:
The Equipment shall conform to the description, specifications, drawings and standards referred to in the Contract.
All materials supplied or used in the manufacture of the equipment shall be good quality and appropriate grade suitable for their respective purpose, and shall be new unless otherwise specified.
Warranty terms are transferable, including those from sub suppliers, and may be subject to novation by the Purchaser to its subsidiaries or related bodies corporate without the need for the Supplier’s consent.

The Supplier shall obtain for the benefit of the Purchaser from sub-suppliers, vendors and consultants with respect to services, equipment, and construction aids the best warranties or guarantees in relation to such services, equipment, and construction aids as are reasonably obtainable by the Supplier and the Supplier shall assist the Purchaser with the enforcement of such warranties or guarantees as reasonably requested by the Purchaser.
The supplier warrants Equipment of its manufacture to be free from defects in material and workmanship for a period of two (2) years from date of shipment or one (1) year from commissioning, whichever occurs first. If properly installed, maintained, and operated under normal conditions with competent personnel and supervision, but not resulting from ordinary wear, corrosion, erosion, chemical or abrasive action, excessive heat, improper lubricating oil, improper or extended storage prior to start up, or application outside the design limitations of said equipment.
If repairs or replacements are made by the purchaser without the supplier’s prior written consent, the suppliers warranty shall cease to be in effect. No allowance will be granted for any repairs or alterations made by the purchaser without supplier’s prior written consent. This is not applicable for situations where an item requires rectification for the protection of people or property.
In addition to the above, the following items shall carry extended warranty periods of six (6) years from delivery or five (5) years from commissioning, whichever occurs first:
•	Sheels, trunnions and heads

•	Structural fasteners connecting the above components.
SC32 TAX
SC32.1 Definition
(a)	“Tax” means any tax, levy, royalty, rate, duty, fee, impost, or other charge imposed by any governmental, semi-governmental, or other body authorised by law whether in PNG or Australia to impose such Tax. Without limiting the generality of the foregoing, Tax includes any withholding tax (including foreign contractor withholding tax), goods and services tax, value added tax, petroleum resource rent tax, any tax respecting environmental effects including a carbon tax.
SC32.2 Liability For Tax
(a)	The Seller shall reimburse the Purchaser for the amount of the Purchaser’s liability for any Tax (excluding Income Tax) levied by the Australian or PNG government in respect of any supply made by the Seller under this Contract.

(b)	Any consideration to be paid or provided for a supply made under or in connection with the Contract is expressed inclusive of all Tax, other than GST, in force at the Completion Date.

(c)	Should the Purchaser be required to withhold any amounts on account of any Tax (excluding Income Tax) levied by the Australian or PNG government, the corresponding withheld amount will be taken as a reduction in the consideration to be paid or provided.
SC32.3 GST
(a)	For the purposes of Clause SC32.3:

“Adjustment Note” means an adjustment note as that term is defined in the GST Law or a credit or debit note as those terms are defined in the PNG GST Act, as applicable;

“Consideration” has the meaning given by the GST Law;

“Goods” has the meaning given to that term by the GST Law or the PNG GST Act, as applicable;

“GST” means GST as that term is defined by the GST Law or the goods and services tax referred to in sections 6 and 8 of the PNG GST Act, as applicable;

“GST Amount” means, in relation to a Taxable Supply, the amount of GST payable in respect of that Taxable Supply;

“GST Group” has the meaning given by the GST Law;

“GST Law” has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

“Input Tax Credit” means an input tax credit as that term is defined in the GST Law or a credit for input tax as that term is defined in the PNG GST Act, as applicable and a reference to an Input Tax Credit entitlement of a Party includes, as applicable:
-	An input tax credit for an acquisition made by that Party but to which another member of the same GST Group is entitled; or

-	A credit for input tax for a supply which is made to that Party but which is deemed by the PNG GST Act to be made to the representative member or a group of companies;
“PNG GST Act” means the Goods and Services Tax Act 2003 (PNG);

“Recipient” has the meaning given to that term by the GST Law or the PNG GST Act, as applicable;

“Tax Invoice” has the meaning given by the GST Law or the PNG GST Act, as applicable;

“Taxable Supply” means a taxable supply as that term is defined in the GST Law (excluding the reference to section 84-5 of the A New Tax System (Goods and Services Act 1999 (Cth)) or a supply upon which goods and services tax is imposed by the PNG GST Act, as applicable.

(b)	Any consideration to be paid or provided for a supply made under or in connection with the Contract, unless specifically described in the Contract as “GST inclusive”, does not include an amount on account of GST.

(c)	The Seller will make all reasonable endeavours to ensure the supply of the Equipment is GST-free under GST Law. In this regard, the Seller warrants that it will export the Equipment within 60 days of the earlier of receiving any consideration for the supply or issuing an invoice for the supply and that it will hold sufficient documentary evidence to substantiate the export of the Equipment within the 60 day timeframe.

(d)	Despite any other provision in the Contract, if a party (“Supplier”) makes a supply under or in connection with the Contract on which GST is imposed to any extent (not being a supply the consideration for which is specifically described in the Contract as “GST inclusive”):
I.	The consideration payable or to be provided for that supply under the Contract is increased by, and the recipient of the supply (“Recipient”) must also pay to the Supplier, an amount equal to the GST payable by the Supplier on that supply;

II.	The amount by which the GST exclusive consideration is increased must be paid to the Supplier by the Recipient at the same time as the GST exclusive consideration is payable or to be provided; and

III.	Notwithstanding any other provision of the Contract, the Recipient is not required to pay any amount unless it has received a valid tax invoice (or valid adjustment note) for that taxable supply.
(e)	Notwithstanding the above provisions, the Purchaser is only required to gross up a payment under Clause SC32.3(d) if and to the extent that the Purchaser is entitled to claim a corresponding Input Tax Credit.
SC32.4 Reimbursements
(a)	If a payment to a party under the Contract is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment must be reduced by the amount of any input tax credit to which that party is entitled for that loss, cost or expense. That party is assumed to be entitled to a full input tax credit unless it proves, before the date on which the payment must be made, that its entitlement is otherwise.
SC32.5 Adjustment Events
(a)	If, at any time, an adjustment event arises in respect of any supply made by a party under the Contract, a corresponding adjustment must be made between the parties. Payments to give effect to the adjustment must be made between the parties and the Supplier must issue a valid adjustment note in relation to the adjustment event.
SC32.6 Survival
(a)	This clause SC32 shall survive on completion or termination of the Contract.
SC33 CANCELLATION OF CONTRACT
SC33.1 Cancellation Without Cause
The Purchaser may at any time cancel this Contract in total, or as to any part of the Equipment, without cause by giving the Supplier Forty (40) business days notice setting forth the extent of the cancellation and the effective date thereof.
SC33.2 Effect of Cancellation
If the Purchaser terminates this Contract in accordance with clause SC 33.1 the Supplier’s sole entitlement to be paid by the Principal is as follows:
(a)	the fixed and variable portions of the contract (Costs) of that proportion of the Works completed but not paid for by the Principal to the Supplier when this Contract was terminated;

(b)	subject to the Supplier taking all reasonable steps to mitigate such Costs, the cost of materials and equipment reasonably ordered by the Supplier and which the Supplier is liable to accept, but only if such materials and equipment will become the Principal’s property;

(c)	subject to the Supplier taking all reasonable steps to mitigate such Costs, the recovery of such other fixed and variable portions reasonably and necessarily incurred by the Supplier prior to the date of termination in the expectation of completing the Works (including subcontract break fees) and not included in any other payment by the Principal to the Supplier.
SC34 PERFORMANCE WARRANTY
SC34.1 General Conditions of Warranty
The Process Performance Warranty (as detailed in the technical specification) is valid provided the following general conditions are met:
•	That the equipment and machinery to be furnished by the Supplier shall be erected under the advice of Supplier personnel. That all equipment, machinery, and components not furnished by Supplier are properly sized, installed, and satisfactorily operating.

•	That the start-up, preliminary operational period, and acceptance tests take place under the advice of Supplier personnel.

•	That the constituents of the materials to be ground are within the specification limits and/or do not adversely affect performance and operation.

•	That the mill system is properly controlled and operated in accordance with Supplier’s recommendations and that the Purchaser shall maintain and permit Supplier access to comprehensive daily records of performance data (including power draw, pulp density, feed particle size distribution and ore SG).

Incorporated in these records shall be sampling and data gathering according to Supplier recommendations. Such records shall be maintained from start-up of the system to such a time as Process Performance/Power Draw Warranties are deemed to have been met.
That all power draw figures given by Supplier are subject to a measuring tolerance of 3%.
SC34.2 Acceptance Tests
After final shipment, there will be a preliminary start-up period not to exceed twelve (12) months, during which the Purchaser will erect the equipment and run-in.
Purchaser shall notify Supplier of date that equipment is ready for testing; however, if through no fault of Supplier, the performance tests are not commenced within eighteen (18) months from the final shipment, Supplier shall be deemed to have satisfied the Performance Warranty and will be discharged from all further obligations under this warranty regardless of whether or not the tests are conducted.
The acceptance tests will be conducted during a twenty-four (24) hour period of substantially continuous operation. Any interruptions during this period not exceeding eight (8) hours in total, which are not due to the fault of Supplier, shall be counted toward the twenty-four hours and the average output will be computed on number of hours of actual operation.
If, during the acceptance tests, the guaranteed figures mentioned herein are obtained, the equipment and machinery (all mills) furnished by Supplier shall be accepted as meeting this Warranty.
If, during the acceptance tests, the guaranteed figures mentioned herein are not obtained due to reasons attributable to Supplier, an additional six (6) month term shall be granted to Supplier. During this term, Supplier shall have access and opportunity to correct possible defects of the equipment and machinery supplied by Supplier in order to meet the guaranteed figures. After such corrections, the Process Performance acceptance tests will be repeated, subject to the same standards and procedures as previously set forth.
The Purchaser shall make available free of charge to Supplier, qualified personnel to properly operate the equipment and machinery. The Purchaser shall also furnish all raw materials, consumables, equipment, and utilities required to conduct the acceptance test at no charge to Supplier.
SC34.3 Liquidated Damages
If the power draw figures, taking into account the % tolerance, are not attained (after the period of rectification and retest) due to reasons for which Supplier is responsible, the Purchaser is entitled to claim the following sums as liquidated damages. Payment by Supplier of such liquidated damages will release Supplier from any future or further claims or liability.
For each full unit of kW less than the warranted power draw, subject to the tolerance, Supplier agrees to pay AUD per unit up to a maximum total amount of AUD. These Liquidated Damages shall apply separately to each mill.
Purchaser’s sole and exclusive remedy for failure by Supplier to attain the guaranteed figures shall be payment by Supplier to Purchaser of the liquidated damages as set forth above. Supplier’s responsibility for failure to attain the guaranteed figures shall in no case exceed the liabilities stated in this guarantee. The application of liquidated damages for the guaranteed figures shall not serve to decrease the Supplier’s liability as detailed in GC 29 and item 37 of Annexure Part A to the General Conditions.
Except as stated in this process performance/power draw warranty and except as to title, there are no guarantees or warranties of Merchantability, Fitness for Purpose, performance or otherwise, express, implied or statutory, and Supplier shall have no liability for consequential, incidental or other damages, howsoever caused.

Attachment 1
APPROVED FORM OF BANK GUARANTEE
(To be typed on Bank Letterhead)
TO:      Lihir Gold Limited (incorporated in PNG), ARBN 069 803 998
Dear Sirs,
At the request of FLSmidth Minerals Pty Ltd (ABN: 85 000 221 590 ) of 24-28 Marshall Road, Airport West VIC 3042 (hereinafter called “the Supplier”) and in consideration of you accepting this Guarantee in relation to the Contract (defined below), HSBC Bank Australia Limited (“HSBC”) unconditionally undertakes to pay on demand any sum or sums which may from time to time be demanded in accordance with this Guarantee by you to a maximum aggregate sum of AUD (#####) (the “Guaranteed Amount”).
This Guarantee is to continue until the first to occur of:
1.	4pm (local time in the place of the Office) on the ####### (the “Expiry Date”);

2.	your delivery of a notice to HSBC that the Guarantee is no longer required;

3.	the date this Guarantee is returned to HSBC at its office at ######## (the “Office”); or

4.	the date of payment to you by HSBC of the whole of the Guaranteed amount (or such lesser sum as you may require).
If you wish to make a demand or issue any notice under this Guarantee then the notice or demand you deliver to HSBC must:
a)	be in writing;

b)	be or purport to be signed by you or for you and on your behalf;

c)	state that the notice or demand is made pursuant to this Guarantee; and

d)	if a demand, state the amount required to be paid under this Guarantee.
You may make multiple demands under this Guarantee, and upon payment by HSBC, the Guaranteed Amount will automatically reduce by the amount paid.
If a demand is made in accordance with the above provisions, HSBC will make such payment or payments to you or at your direction and notwithstanding any notice given by the Supplier to HSBC not to make the payment.
Despite anything else in this Guarantee, HSBC may terminate it at any time by paying you the Guaranteed Amount at that time or any lesser amount you agree.

Payments under this Guarantee by HSBC may be by:
a)	Bank cheque;

b)	by telegraphic transfer to any account you nominate in writing for this purpose; or

c)	by such other method which HSBC agrees with you.
You cannot assign or transfer your rights under this Guarantee.
This Guarantee is governed by the law of Victoria.
This undertaking is effective from ######## and expires ####### at 4pm on ########.
Definitions
Contract means in respect of ####### for your Job #
You means the person or other entity described as the beneficiary in this Guarantee, and where there is more than one, it includes any one or more of you.
Your has the corresponding meaning. It also includes your executor, administrator and your successor.
Dated at ##### this ### day of ###### 2008.
Yours faithfully,

Dated at:	this	day of	2

Signed by:	)
(Bank Stamp)

In the presence of:	)

Attachment 2
FOR SUPPLY TO: LIHIR GOLD LIMITED, PNG
1	DELIVERY DOCKETS / PACKING LISTS — FOR ORDERS FROM ORIGINS OTHER THAN THAT OF VENDOR PREMISES
1.1	Original Delivery Dockets / Packing Lists to be placed inside the carton, where possible Values to be written against each line item.

1.2	A copy of the Delivery Dockets / Packing Lists to be placed inside a sealed waterproof document envelope and stapled / glued / nailed to the outside of the carton / crate. Where possible Values to be written against each line item.

1.3	A copy of the Shippers Letter of Instruction (SLI attached) must be completed by the supplier and forwarded to the consolidator (Kuehne & Nagel) by email prior to delivery pick up.
2	CARRIER’S CONSIGNMENT NOTES
2.1	Carrier’s Consignment Notes must be correctly completed, and show the following:
2.1.1	Receiver as Lihir Gold Limited (PNG) C/- Kuehne & Nagel Banyo consolidator.

2.1.2	Freight payable by Lihir Gold Limited ex works or supplier (FAS) from point of origin to consolidation point unless otherwise stated on the Lihir Gold Limited Purchase Order.

2.1.3	Appropriate minesite order number must be noted on all packages and documents.

2.1.4	Description, e.g. quantity pallets, carton, package etc., each to have individual weight and dimensions.

2.1.5	Consolidator Address. Kuehne & Nagel, 113 Buchanan Road. Banyo. QLD 4013 Phone Number (07) 3623 7900
* MOST IMPORTANT *
GOODS WILL BE CONSIDERED AS NOT PROPERLY RECEIVED UNLESS ORIGINAL INVOICE ACCOMPANIES CONSIGNMENT. LIABILITIES REMAIN WITH SELLER UNTIL SUCH TIME AS INVOICE IS RECEIVED.
3	MARKINGS
3.1	All packages are to be addressed, marked and numbered to the Site as follows:

LIHIR GOLD LIMITED MAIN WAREHOUSE LIHIR ISLAND PAPUA NEW GUINEA ORDER NO. ************

PACKAGE 1 OF 2 (2 of 2 etc.)

3.2	Each package is to be marked with its own individual weight.
4	PACKAGING
4.1	CARDBOARD CARTONS:- To be of good quality to withstand road transport with a net content to be of a suitable manageable weight. All cartons must be securely taped crossways, top and bottom. Items outside this realm must be packed in wooden crates.

4.2	WOODEN CRATES/BOXES — LIGHT DUTY (Diagram A):- To be of good quality pine timber with hardwood base with steel strengthening bands. Net content weight not to exceed 200 kg.

4.3	WOODEN CRATES — HEAVY DUTY (Diagram B):- To be of good quality pine timber with hardwood base with steel strengthening bands. Net content weight not to exceed 400 kg.

4.4	WOODEN OPEN CRATES — HEAVY DUTY (Diagram C):- To be of good quality pine timber with hardwood base with steel strengthening bands. Net content weight not to exceed 600 kg.

4.5	WOODEN PALLET CRATES — EXTREME DUTY (Diagram D):- To be of good quality pine timber with hardwood base with steel strengthening bands. The overall quality of this crate must be commensurate with the weight of the contents to ensure safe handling and protection of the cargo.

4.6	STEEL DRUMS:- To be of export quality and non returnable drums.

4.7	BUNDLING OF LOOSE ITEMS (Diagram E):- For items such as steel pipe, steel shapes, timber etc. All items are to be segregated by length and size in packs not exceeding 2,000 kg. Each pack to be single Order Number and of one products type bundled with 25mm wide heavy duty steel strapping spaced at a maximum of 1,500mm intervals and have a minimum of two lengths of timber with a minimum dimension Of 100mm x 50mm to form an integral base.

4.8	PACKING:- All internal packing used for the supply of items to the minesite must be biodegradable ie. no bubblewrap, polystyrene etc. Note: Any non biodegradable packing used may be returned to the seller with all associated freight costs to seller’s account.

4.9	SAMPLE TYPES OF BOXES/CRATES — GENERAL SPECIFICATION

GROSS WEIGHT
STEEL STRAPPING	DIAGRAM
TO 200 KG	A

200-400 KG	B

OVER 400 KG	C

DIAGRAM A	DIAGRAM B	DIAGRAM C

DIAGRAM D	DIAGRAM E

5	PALLETISING
5.1	Pallets are to be non returnable for all site and of export quality. They are to be of suitable construction to withstand 2,000 kg horizontal breaking force. Pallets to be no greater than 1150mm x 1150mm in dimension.

5.2	Cartons packed on pallets must be shrinkwrapped and a 6mm piece of ply placed on top prior to shrinkwrapping.

5.3	Plastic pails and tins are to have a piece of 6mm ply placed in between each layer plus a 6mm top ply and then shrink wrapped. Packing of pallets containing Pails/Tins is to be as follows:
4 LITRE TINS NO MORE THAN 5 LAYERS
10 LITRE TINS NO MORE THAN 3 LAYERS
20 LITRE TINS NO MORE THAN 2 LAYERS
ABOVE 20 LITRE SINGLE LAYER ONLY
5.4	STEEL DRUMS ARE TO BE STRAPPED TOGETHER WITH STEEL STRAPPING.

6	SPECIAL ADDITIONAL INSTRUCTIONS FOR AIR FREIGHT ORDERS
6.1	Individual cartons/packages should be of a suitable manageable weight and must not exceed 30kg. The size of the carton were possible should not be larger than 300mm x 300mm x 300mm and ultimately not larger than 750mm x 750mm x 500mm.

Note: If either the weight or size exceeds the above, the seller is to contact Site Purchasing or Expediting for further instructions.

6.2	In addition to all standard requested markings the words “AIRFREIGHT ORDER” must clearly be Marked in bold print next to the order number.

6.3	Separate Delivery Dockets/Packing Lists are not acceptable. A copy of the Original Invoice is to be used as the Delivery Dockets/Packing list. Two copies Original Invoices are to be attached to the outside of the main package (use of a sealed waterproof document envelope is required) and a copy of the Original Invoice is to be placed inside the same package.

6.4	It is the responsibility of the seller to duly complete a Hazardous Goods declaration (DGs), should the seller not be licensed to do so, arrangements should be made through a licensed agent. The seller has a duty of care to disclose all DGs at time of dispatch.

Note: It is important that all DGs be consigned separately with all appropriate paperwork completed.
7	HAZARDOUS GOODS
7.1	All markings on the outside of containers and packing shall be in accordance with the “Australian Dangerous Goods Code”. All packaging shall be in accordance with aforementioned code.

(Note: It is the responsibility of the seller to duly complete a Hazardous Goods declaration and supply a Material Safety Data sheet (MSDS) and a Emergency Procedure guide (EPG).)

7.2	All vessels / containers for the transport of dangerous goods are to be in satisfactory condition for transport via road, rail, sea or air.
8	FUMIGATION CERTIFICATES
8.1	Where required a certificate of fumigation is to be supplied to comply with Australian and Papua New Guinea Quarantine Inspection Services requirements relative to the country of supply.
9	CONTACT DETAILS
LIHIR GOLD LIMITED — LIHIR ISLAND — PAPUA NEW GUINEA

CONSOLIDATOR DETAILS

KUEHNE + NAGEL 113 Buchanan Road Banyo QLD, 4014 Australia

Contacts

Paul Norris Operations Manager Queensland
Phone	(07) 3623 7900 Switch
(07) 3623 7903 Direct

(07) 3627 8648 Fax

Email Address	paul.norris@kuehne-nagel.com

Kirstin Hill Projects Supervisor
Phone	(07) 3623 7900 Switch
(07) 3623 7901 Direct
(07) 3267 8648 Fax

Email Address	Kirstin.hill@kuehne-nagel.com

Attachment 3

KUEHNE + NAGEL

LGL Supply Department
Main Warehouse
Lihir Island, New Ireland Province,
Papua New Guinea

P.O. Number:

Piece of

Weight: KGS

Dims L W H (cms)

MULTIMODAL DANGEROUS GOODS FORM This form meets the requirements of SOLAS 74, Chapter VII, regulation 5 and MARPOL 73/78, Annex III, regulation 4.

NOTE: When this form is used as a container/vehicle packing certificate only, not a combined document, a dangerous goods declaration signed by the shipper or supplier must have been issued/received to cover each dangerous goods consignment packed in the container.

1.1.1 The container/vehicle packing certificate is not required for tanks.

*	DANGEROUS GOODS: You must specify — proper shipping name, hazard class, UN No., packing group (where assigned) marine pollutant and observe the mandatory requirements under applicable national and international governmental regulations. For the purposes of the IMDG Code see 5.4.1.1. (see note 1 on reverse).

†	For the purpose of the IMDG Code, see 5.4.2 (see also note 2 on reverse) AMSA 250 (10.01)

DOCUMENTARY ASPECTS OF THE INTERNATIONAL TRANSPORT OF DANGEROUS GOODS
Note 1: Description of Dangerous Goods: The basic items of information necessary, in addition to the number and kind of packages, and the total quantity (by volume or mass and, in the case of goods of Class 1, by the net explosive mass of the contents), in the description of each dangerous substance, material or article offered for shipment are:
-	the proper shipping name and, if applicable, the words “EMPTY UNCLEANED” or “RESIDUE — LAST CONTAINED” before or after the proper shipping name for empty packagings, including portable containers or bulk packagings, which contain the residues of dangerous goods, or the word “WASTE” before the proper shipping name for waste dangerous goods (other than radioactive materials) being transported for disposal or for processing for disposal. Where salvage packaging has been used, the words “SALVAGE PACKING” should be added after the description of the goods;

-	the class, the division (if assigned), and the compatibility group (for goods of Class 1); or the subsidiary hazards, if any, such as ‘flammable’, ‘oxidizing agent’, ‘corrosive’, for goods of Class 2;

-	the letters ‘UN’ followed by the UN number shown for the goods in the IMDG Code (except for consignments identified as “dangerous goods in limited quantities of class/classes .....” as permitted by 3.4.5 of the Code), followed by the packing group, where assigned;

-	if applicable, the minimum flashpoint if 61[o]C or below (in [o]C closed cup (c.c.)), any subsidiary hazards not communicated by the proper shipping name, the identification “MARINE POLLUTANT” or “SEVERE MARINE POLLUTANT”, and the recognized chemical name where special provision 274 applies as per the dangerous goods list see 3.1.2.8.1 of the Code; and

-	the control and emergency temperatures, if applicable, for a class 4.1 self-reactive substance or a class 5.2 organic peroxide.

The proper shipping name, Class, UN number, and packaging group (where assigned) should always appear in that order. Other items may appear in any order. See section 5.4.1.2 of the Code.
Note 2: Container/Vehicle Packing Certificate
The signature given overleaf in Box 20 must be that of the person controlling the container/vehicle operation, who certifies that:
-	The container/vehicle was clean, dry and apparently fit to receive the goods.

-	If the consignments include goods of Class 1, other than division 1.4, the container is structurally serviceable in conformity with 7.4.6. of the IMDG Code.

-	No incompatible goods have been packed into the container/vehicle unless specially authorized by the Competent Authority.

-	All packages have been externally inspected for damage and only sound packages packed.

-	Drums have been stowed in an upright position, unless otherwise authorized by the Competent Authority.

-	All packages have been properly packed and secured in the container/vehicle.

-	When materials are transported in bulk packagings the cargo has been evenly distributed in the container/vehicle.

-	The packages and the container/vehicle have been properly marked, labeled and placarded. Any irrelevant mark, labels and placards have been removed.
– When solid Carbon Dioxide (CO2 — dry ice) is used for cooling purposes, the vehicle or freight container is externally marked or labeled in a conspicuous place, e.g. at the door end, with the words: DANGEROUS CO2 GAS (DRY ICE) INSIDE — VENTILATE THOROUGHLY BEFORE ENTERING.
Note 3	Extra information is needed for certain goods of Class 1, 4.1, 5.2, 6.2, 7 and 8. See 5.4.1 of the Code.

Note 4	In certain circumstances special certificates are required. See 5.4.4 of the Code.

Note 5	Transport documents associated with the carriage of cargo transport units under fumigation must show the date of fumigation, the type and amount of the fumigant used, and give instructions for the disposal of residual fumigant, including fumigation devices, if used. See 5.5.2 of the Code.

In accordance with Commonwealth Government policy, businesses employing fewer than 20 people are invited to provide information on the time spent completing forms. If this applies to you, please indicate the time spent completing this form: ............ mins.

1.1.1.1 Shipper's letter of instruction for despatch of cargo

Mode of Transport: **Airfreight** ❑ **Seafreight** ❑

SHIPPER: TEL: FAX: ABN#: REF:	AWB No / BILL OF LADING PORT OF LOADING: FLIGHT / VESSEL	HAWB No: DESTINATION: FLIGHT / VESSEL
CONSIGNEE: REF:	FINAL DEST. (IF ON CARRIAGE): DECLARED VALUE:	EDN No: COUNTRY OF ORIGIN OF THE GOODS:
NOTIFY PARTY: Tel:	*1.1.2 Victoria - Tullamarine* Ph: (03) 9339 3900 Fax: (03) 9338 0382 (Imports) Fax: (03) 9335 3010 (Exports) 1.2 South Australia-Adelaide	1.2.1.1.1 Queensland – Banyo **Ph: (07) 3623 7900** **Fax: (07) 3267 8648** Western Australia – Perth Ph: (08) 9458 7000 Fax: (08) 9458 7111 New South Wales - Alexandria, Ph: (02) 9317 6000 Air Fax: (02) 9317 2927

MARKS & Nos	No OF PACKAGES	DESC. OF GOODS:	GROSS WEIGHT	MEASURMENT L x W x H cm

TOTAL PACKAGES: TOTAL WEIGHT: Kg TOTAL VOLUME: M^3

FREIGHT PREPAID ❑ FREIGHT COLLECT ❑	INSURANCE: Is KUEHNE & NAGEL to arrange insurance? YES ❑ NO ❑	**SHIPMENT TERMS** PLEASE SELECT ONE OF FOLLOWING
DUTY DRAWBACK ❑ YES ❑ NO	For what Amount: $	Ex Works (EXW)
Is this shipment a free domicile? YES ❑ NO ❑	Is KUEHNE & NAGEL to organise Cartage Pick Up? YES ❑ NO ❑	Free on Board (FOB) Cost & Freight (CFR)
DANGEROUS GOODS: Does this shipment consist or contain any cargo of hazardous nature? YES ❑ NO ❑		Delivery Duty Unpaid (DDU) Deliver Duty Paid (DDP)
Please act as our agents in arranging carriage of the above specified goods. We undertake to pay all duties freight and carriage which can not be collected from the consignee. The shipper certifies that the above particulars are correct and agrees to the conditions on the reverse hereof.		Cost, Insurance,Freight (CIF) Free Carrier Alongside (FCA) 1.2.1.1.1.1 ORIGINAL / **SPECIAL INTRUCTIONS:**

SECTION 4
GENERAL CONDITIONS OF CONTRACT
FOR THE SUPPLY OF EQUIPMENT
AS/NZS 4911 — 2003
ANNEXURE Parts ‘A’ & ‘C’
PREAMBLE
AS/NZS 4911 – 2003 General Conditions of Contract for the Supply of Equipment Without Installation is Section 4 of the Contract Documents.
Annexures to AS/NZS 4911 – 2003 are included herein, namely the Annexure Parts A and C. It is deemed that the Supplier has its own copy of AS/NZS 4911 – 2003.
Copyright of the Standard Association of Australia is acknowledged in the reproduction of the whole or any part of AS/NZS 4911 – 2003.

Part A
Annexure to the
Joint Australian/New Zealand Standard
General conditions of contract for the supply of equipment without installation
AS/NZS 4911 — 2003

This Annexure shall be completed and issued as part of the tender documents and, subject to any amendments to be incorporated into the Contract, is to be attached to these General Conditions of Contract and shall be read as part of the Contract.

Item
1			Purchaser
			(clause 1)		Lihir Gold Limited

ARBN 069 803 998

				ABN	Lihir Gold Ltd is Registered in PNG

2			Purchaser’s address		Lihir Gold Limited
P.O Box 789
Port Moresby
National Capital District 121
Papua New Guinea

3			Supplier		FLSmidth Minerals Pty. Ltd.
(clause 1)

				ABN	85 000 221 590

4			Supplier’s address		24 to 28 Marshall Road
Airport West VIC 3042
Australia
5			Stated purpose of the		Refer Contract Sections 5 & 6 – Scope of Work, and
			Equipment		Technical references
(clause 1 – definition of
acceptable)

6			a) Date for delivery
(clause 1 and subclause
19.1)
OR
			b) Period of time for		Refer Section 2, Appendix C. Final Delivery Date is
			delivery (clause 1 and		Weeks from 29th February 2008.
subclause 19.1)

7			Delivery Place		Refer to Section 2, Appendix C
(clause 1 and subclause
19.1)
8			Mode of delivery (clause		Refer to Section 2, Appendix C
1 and subclause 19.1)

9			Governing law
			(page 4,clause 1 (h))		Victoria, Australia

If nothing stated, the law of the jurisdiction where the delivery place is located

10	a	)	Currency		Australian Dollars

(page 4,clause 1 (g))
If nothing stated, the currency where the delivery place is located

	b	)	Place for payments
(page 4,clause 1 (g))
If nothing stated, the Purchaser’s address

	c	)	Place of business of bank
(page 3,clause 1 (d)-
			definition of security)	If nothing stated, the place nearest the Purchaser’s address

11			Limits of quantities to be	Upper Limit – Not applicable
supplied and delivered
			(clause 2.2)	Lower Limit - Not applicable
12			Supplier’s security

	a	)	Form
			(clause 3)	Unconditional Bank Guarantee with terms to Purchasers
satisfaction.
	b	)	Amount or maximum
			percentage of contract	10%, in the form of two bank guarantees of 5% each
sum
(clause 3)

	c	)	If retention moneys,
			percentage to be retained	NIL % of the limit in Item 12(b)
from payment of each
			invoice	If nothing stated, 10% of the limit in item 12(b)
(clause 3 and subclause
24.1)
	d	)	Time for provision
			(except for retention	Within 14 days after date of Contract signing.
moneys)
			(clause 3)	If nothing stated, within 28 days after date of acceptance of tender

	e	)	Additional security for
Equipment not delivered
(subclauses 3.4 and 24.2)

	f	)	Supplier’s security upon
			acceptance is reduced by	50 % of amount held
(subclause 3.4)
If nothing stated, 50% of amount held

13			Purchaser’s security

	a	)	Form
			(clause 3)	Not applicable

	b	)	Amount or maximum
			percentage of contract	NIL %
sum
			(clause 3)	If nothing stated, nil

	c	)	Time for provision
			(clause 3)	Not applicable

If nothing stated, within 28 days after date of acceptance of tender

	d	)	Purchaser’s security
			upon acceptance is	Not applicable
reduced by (subclause
3.4)

14	Purchaser supplied		Document	No. of copies
	documents (subclause	1	Contract	1
	6.2)	2	All other documents	1

15	Supplier-supplied documents (subclause 6.3)			Refer to Contract Sections 5 & 6 if nothing stated 3 copies

16	Time for Purchaser’s direction about documents (subclause 6.3(c))			14 days

17	Subcontract work requiring approval (subclause 7.2)			All and any except that the Supplier may, without further approval, sub-contract works up to AUD10,000 value.
18	Legislative requirements, those excepted (subclause 10.1)			Nil

19	Reference date (clause 1, subclause 10.2(b))			29th February, 2008

20	Insurance cover for the Equipment to be placed (subclause 13.1)			If nothing stated, then before the Supplier commences performance of the Contract

21	Public and Product liability insurance, amount per occurrence shall be not less than (subclause 13.2)			Yes
	a	)	Is public liability
insurance required

	b	)	If yes to (a), level	AUD10,000,000
			of cover required	If nothing stated, then $10,000,000

	c	)	Period for which
			public liablility	If nothing stated, for the duration of the contract
			cover is required	Yes

	d	)	Is product liability
insurance required
AUD10,000,000
	e	)	If yes to (d), level
			of cover required	If nothing stated, then $10,000,000

	f	)	Period for which	For the duration of the Contract and thereafter for six years
			product liability	If nothing stated, for six years
insurance is
required

22	Qualifying cause of delay, causes of delay for which EOTs will not			Any event

be granted (page 3, subparagraph (b)(iii) of clause 1 and subclause 17.2)

23			Liquidated damages (subclause 17.5)			For every week or part thereof adjusted on a pro-rata basis for which any part of the Equipment is not delivered on or before the Date for Delivery, 0.5% of contract price, capped at 5% of the Contract price

24			Delay damages
			a	)	other	Principal caused Delay
compensable
causes (page 1,
clause 1 and
subclause 17.6)
			b	)	rate (subclause	AUD per day
17.6)

25			Date for completion of acceptance testing (subclauses 18.1 and 21.1)			365 days after delivery to site of all components if nothing stated, 28 days commencing on delivery

26			Party responsible for unloading the Equipment (subclauses 19.1)			Purchaser

27			When risk in the Equipment passes (subclauses 20.1)			Upon delivery as stated in Appendix C of these contract documents

28			Time at which ownership of the Equipment passes to the Purchaser (subclause 20.2)			Upon the date of payment of the contract price

29			Period for Purchaser’s notice that Equipment is acceptable or rejected (subclause 21.1)			21 days from acceptance testing if nothing stated, 7 days

30			Period for Purchaser’s notice, accepting or rejecting Supplier’s proposal (subclause 21.4)			14 days rif nothing stated, 7 days

31			Defects liability period (clause 22)			52 weeks from acceptance or 104 weeks from final delivery, whichever is the earlier.

32			Invoice (subclause 24.1)

	a	)	Time		for invoices	day of each month
OR

	b)	Milestones for the	Refer to Section 2, Appendix A.
rendering of invoices

33		Period for payment (subclause 24.1)	21 days

If nothing stated, 14 days

34		Equipment for which prepayment may be	Refer to Section 2, Appendix A.
claimed
(subclause 24.2)

35		Interest rate on overdue payments (subclause 24.5)	The current bank overdraft rate from time to time charged on overdrafts over AUD $100,000 by the Commonwealth Bank of Australia

If nothing stated, 18% per annum

36		Arbitration
(subclause 28.3)

	a)	Person to nominate an
arbitrator
If no-one stated, then where the place stated in Item 9 is:

i) in New Zealand, the President of the Institution of Professional Engineers New Zealand; or
ii) elsewhere, the President of the Institute of Arbitrators & mediators Australia

	b)	Rules for arbitration
If nothing stated, i) rules 5-18 of the Rules of The Institute of Arbitrators & Mediators Australia for the conduct of Commercial Arbitration’s; or

ii)    if one or more of the parties are national of or habitually resident in, incorporated in, or where the central management, and control is exercised in, different countries as between the parties, then the UNCITRAL Arbitration Rules shall apply and the appointing authority shall be the person provided in Item 36(c)

	c)	Appointing Authority
		under UNCITRAL Arbitration Rules	If nothing stated, the President of the Institute of Arbitrators & Mediators

37		The Supplier’s liability is limited as follows (clause 29)

The respective limits apply to the sum of the respective claims and not to each claim.

	a)	For claims in respect of or arising out of death or personal injury:	Unlimited

	b)	For loss of rents, income (other than arising out of death or personal injury)	AUD$ If no amount specified, then $1.00

and the opportunity to
earn profits and indirect
and consequential loss

	c	)	For all other claims	of the Contract Sum
whatsoever

38			The Purchaser’s liability	of the Contract Sum
is limited as follows
(clause 29)

Part C
Annexure to the
Joint Australian/New Zealand Standard
General Conditions of contract for the supply of equipment without installation AS/NZS 4911:2003.

Deletions, amendments and additions
The following clauses have been made to AS/NZS 4911:2003
     Refer to Contract Section 5 — Special Conditions of Contract

Section 5
Million Ounce Plant Upgrade (MOPU)
Project
Ball & SAG Mill Scope of Works
MOPU-1001-0A M-018SP SAG Mill Specification
MOPU-1001-0A M-019SP Ball Mill Specification

LIHIR GOLD LIMTED
EQUIPMENT SPECIFICATION NO. M018
SAG MILL GM2001
Lihir Gold Limited
G P O Box 905
BRISBANE QLD 4001                                Date:       08/05/08

REV.	DATE	BY	CHK	APPROVAL	DESCRIPTION
A	30/11/9	PH	FLL	JHL/TWT	Issue for Bid and Approval
B	21/2/95	PH	FLL	JHL/TWT	LMC comments incorporated — Reissue for Bid
0	28/6/95	GLO	PH	FLL/TWT	Issue for Purchase
1	8/5/08	AD	BN		Issue for Purchase MOPU Mills

LIHIR PROJECT
EQUIPMENT SPECIFICATION NO. M018
SAG MILL

TABLE OF CONTENTS

1.0	SCOPE	1
	1.1 Review of Footing Design	2
2.0	WORK EXCLUDED	2
3.0	CODES AND STANDARDS	3
4.0	OPERATING AND DESIGN CONDITIONS	3
	4.1 General	3
	4.2 Performance	4
	4.3 Performance Warranty	4
	4.4 General Features	5
5.0	INSPECTION AND TESTING	5
	5.1 Inspection and Testing	5
6.0	PAINTING AND PROTECTIVE COATINGS	5
7.0	ACCEPTANCE	5
8.0	SHIPMENT	6
9.0	DOCUMENTATION	6
	9.1 Supplier	6

1.0	SCOPE

The Supplier shall furnish all necessary materials, labor, and services for the design, fabrication, testing, and delivery of one semi-autogenous grinding (SAG) mill in accordance with this specification and attachments thereto.

Item	Qty	Equip. No.	Description

1	1	1326-GM2001	Semi-autogenous wet grinding mill, to be driven by a variable speed 32 pole 5500 kW GE synchronous motor (item 17 – to be supplied by LGL), internal shell diameter 8530mm, effective grinding chamber length 4110mm, grate discharge, capable of rotation in either direction, complete with shell, SG iron heads and demountable trunnions, support bearings, base plates, sole plates designed for reverse motor rotation and to suit inching drive, ring gear, pinion, gear guards, safety guards, all integral pipework, trunnion liners and pinion bearings. Feed end trunnion bearing to be 2450mm diameter x 800mm wide. Discharge and trunnion bearing to be 2850mm diameter x 750mm wide.

2	1		Feed chute assembly, generally as shown on Dwg 26001008, retractable, mounted on rail type wheels with auxiliary hydraulically operated side shift rail wheels suitable for actuation by Purchaser’s portable Enerpac unit, sheet metal shrouds to protect hydraulic cylinders from mud splash to be provided. To be fitted with a hold down device to ensure that feed chute cannot move while mill is turning.

3	1		Trommel Assembly, 3100 diameter by 4945 parallel length not inclusive of the conical transition price between the trommel and the trunnion. Panels to be 10 mm by 30 mm slot opening flat snap-in polyurethane, minimum open area 40%. All wear areas to be substantially rubber lined; layout to be generally as shown on vendor drawing 40001047

5	1		Pinion bearings lubrication system to be separate from the trunnion lubrication system. Filters to be 10um paper element of oversize capacity. Rexroth drawings to be approved by the Purchaser prior to commencement of manufacturer.

6	1		Trunnion bearing lubrication/lift system to be identical (save for gear type flow dividers capacity) to the Ball Mill system. The spherical seat lift pumps are to be located at the Trunnion housings during mill erection, but the lubrication module and oil reservoir is to be designed to facilitate relocation of these pumps after the mill is commissioned. Lubrication system is to incorporate cooling and low pressure filtration to 20 micron by paper element filters prior to entry to the high pressure pump suction compartment of the oil reservoir, generally as indicated on Rexroth/ANI drawing No 40001076 . Standby pumps and filters to be included. All filters and pumps to be arranged to facilitate changeout on the run. Drip trays shall be sufficiently sloped and arranged to permit gravity drainage into collection containers. Rexroth lubrication system drawings must be approved by the Purchaser prior to commencement of manufacture.

7	1		Forged and fabricated girth gear with “T” section construction, designed to AGMA 321.05 code, surface finish Q10. Refer data sheets for full

Item	Qty	Equip. No.	Description

technical details.

8	1		Pinion, forged, gas carburised, designed to AGMA 321.05 code, Quality Q12. Refer data sheets for full details.

9	1 Set		Trunnion seals, double lip/labyrinth type, as shown on drawing X10129M as Alternate 1.

11	1 Lot		Rubber mill liner backing, 6mm thick, shop installed prior to shipment.

12	1		Clutch, Eaton Airflex, dual 60 VC 1600. Pinion half driving flange to be assembled to pinion shaft prior to pinion shipment from gear cutters. Motor half driving flange to be forwarded to motor manufacturers for matching to motor shaft.

13	1 Lot		Inching device, Rexroth hydraulics with gearbox of 158:1 ratio, Kirk key interlocks, control panel, safety guards, designed to suit both SAG and Ball Mills. Sole plates for SAG and Ball Mills to be designed to accept the inching device.

14	1 Lot		Gear spray system, air operated, to suit Fuchs recommended or equivalent gear lubricant drawn from 200 litre drums. Gear spray nozzles to be mounted on a swingaway hinged panel on the gear guard with flexible hose connections to the distributor block. Timer cycle to be adjustable. To be supplied complete with controls, control panel and alarms.

15	1 Lot		Mill load measuring system, utilising dual load cells mounted below feed end trunnion housing, complete with all required circuitry.

20	1 Lot		Fixtures or lifting Lugs for erection and maintenance.

21	1 Lot		Shop painting of mill components to LGL specifications.

24	Lot		Manuals, drawing and data

1.1	Review of Footing Design

Footings to support the SAG Mill in its operational mode will be designed and documented by LGL, based on the loading data provided by the Supplier.

The footings will be proportioned to accommodate all mounting and clearance criteria required by the Supplier, and also to limit amplitudes and frequencies of vibration of the combined Mill and foundation system to acceptable levels.
2.0	WORK EXCLUDED
•	Main Mill Motor

•	Mill Liners

•	Mill Jacking cradle

•	Material unloading and storage at job site

•	Foundations, anchor bolts, and embedded steel

•	Erection labor and materials

•	Remote controls and starters for auxiliary motors

•	Electrical wiring and conduit external to mill or auxiliary systems

•	Interconnecting piping, excluding flexible hose and special fittings, external to mill or auxiliary systems

•	Ball charge

•	Chute work ahead of the mill retractable feed chute

•	Discharge chute (excluding items integral with the mill)

•	Supports for stationary components associated with the oversize return system.

•	Mill liner handler

•	Lubricants other than initial lubricants required for assembly and testing

•	Structural steel supports, walkways, stairs, and platforms
3.0	CODES AND STANDARDS
SAA Standards Association of Australia

PNG Papua New Guinea Codes and Regulations

AGMA American Gear Suppliers Association

ANSI American National Standards Institute

ASME American Society of Mechanical Engineers

AWS American Welding Society

ASTM American Society of Testing and Materials

Work under this specification shall be performed in accordance with the above referenced codes and standards. In instances where national codes do not exist, materials and workmanship shall follow the prevailing manufacturing industry standards for semi-autogenous grinding mills.
4.0	OPERATING AND DESIGN CONDITIONS
4.1	General
The equipment will be installed outdoors and shall be designed to operate 24 hours per day, 7 days per week, 365 days per year. The Supplier shall identify in his proposal all special requirements for outdoor operation in a tropical climate.

The grinding system will consist of one SAG mill followed by one Ball mill. The SAG mill will operate in closed circuit with an integral trommel system. Trommel oversize will discharge to the pebble crusher feed conveyor. Trommel undersize will report by gravity to a Ball mill cyclone feed sump. The Ball mill will operate in closed circuit with a cluster of cyclone classifiers. Provision will be made for a portion of cyclone underflow to be recycled to the SAG mill feed if required.

The ultimate capacity of the grinding system is 600 dry tph metric, which is the new feed rate to the SAG mill. This design capacity includes a 92% mechanical availability allowance.

The detail design and construction requirements for the SAG mill components and gearing are specified in Appendix B and Appendix C.
4.2	Performance
The SAG mill receives primary crusher discharge as follows:

Ore specific gravity	2.78

Ore dry bulk density, t/m3	1.4

Ore feed rate, dry t/h	600

Feed size, 80% passing, mm	150

Feed size, maximum, mm	400

Product size, 80% passing, microns (trommel undersize)	1,200

Slurry density mill discharge, % solids	65
The mill is estimated to be capable of drawing the 5500 kW at the pinion at 75% of critical speed with a 12 to 15% or greater ball charge and a total charge of 28%.

The mill should be able to operate at the design conditions (10% ball charge, 28% total charge) in the speed range of 50% to 75% of critical speed over the full wear life of the liners. For the 75% to 85% speed range the mill should be able to operate at maximum power but possibly with reduced ball charge.
4.3	Performance Warranty
The SAG Mill is mechanically and structurally capable of drawing 5,500 kW.

Process Performance:

The Supplier warrants the following:

That the 28’ x 14.5’ SAG mill will draw at least 5,200 kW as measured at the motor shaft with:
-	Ball charge in the range of 12% to 15% at a total charge of ≥ 28%

-	Pulp density in the range 65 to 75% w/w

-	F80 less than or equal to 175 mm

-	Mill speed in the range 73 to 77%
And provided that the following conditions are met:
•	That the milling circuit is operated by experienced personnel

•	That all auxiliary equipment is selected, installed and operated to suit the circuit requirements.

•	That the milling circuit is fed an ore with a specific gravity ≥ 2.7
4.4	General Features

The equipment shall be the Supplier’s standard design and of heavy-duty construction suitable for the operating conditions specified.

See Appendix B, Mill Components, and Appendix C, Mill Gearing, for a more detailed description of design and construction requirements for the mill.

The mill pinion shall be direct coupled with an air operated clutch to a variable speed, 11,000 volt, 5500 kW, synchronous motor. The drive will be located at the feed end of the mill, on the left hand side when viewed from the feed end.
5.0	INSPECTION AND TESTING
5.1	Inspection and Testing

The Supplier will be responsible for the testing and inspection of all materials and work in accordance with this specification and all applicable codes, laws and regulations.

The Purchaser’s appointed representative shall appoint a duly authorized inspection authority to witness all “Hold”, witness and surveillance points, fully inspect and certify the equipment at, but not limited to, the Supplier’s works.

The Purchaser’s representatives shall have all reasonable access to the work whether it is in preparation or in progress. The Supplier shall provide facilities for such access and for inspection.

Inspection of the equipment by the Purchaser’s representative is required at the following stages of fabrication:
•	Material before start of fabrication

•	At inspection points nominated in the Inspection and Test Plan
Unless otherwise specified, the Supplier shall ensure that all equipment is thoroughly cleaned prior to painting and shipping.
6.0	PAINTING AND PROTECTIVE COATINGS
Upon completion of manufacture, the Supplier shall ensure that all equipment is thoroughly cleaned prior to painting and shipping.

All external exposed carbon steel surfaces shall be sandblasted and painted in accordance with FLSM STD-SP01, with colour to be advised.
7.0	ACCEPTANCE
The Purchaser’s inspectors or delegates shall have the authority to require repairs or alterations if in their opinion materials or workmanship do not meet the required specification.

Any omission or failure on the part of the Purchaser’s inspector or delegate to disapprove or reject any work or materials shall not be construed as an acceptance of any defective work or materials.

The SAG Mill shall not be delivered by the Supplier until approval has been received from the Purchaser.
8.0	SHIPMENT
Bolts, nuts, and other small parts shall be boxed for shipment.

Gaskets furnished by the Supplier shall be suitably boxed and marked for field installation.

The SAG Mill and various assemblies shall be loaded and shipped in such a manner as to ensure delivery without damage.

See procurement document for marking and packaging requirements.
9.0	DOCUMENTATION
9.1	Supplier

Information to be submitted by the Supplier to Purchaser or Purchaser’s representative after award of contract shall include, but not be limited to:
•	All drawings, welding procedures and other documents for Purchaser’s approval prior to fabrication. Purchaser’s review will be of general design and controlling dimensions only and will not relieve the Supplier of responsibility for design and accuracy of details or dimensions.

•	Copies of all correspondence to and from government authorities in reference to the equipment.

•	Procedures for:
-	Qualification and certification of welders

-	Welding

-	Welding inspection

-	Inspection and testing
•	Records of welding procedure qualification, welder qualification, inspections and tests.

•	Copies of bills of materials.

LIHIR GOLD LIMITED
EQUIPMENT SPECIFICATION NO. M019
BALL MILL GM2002
Lihir Gold Limited
G P O Box 905
BRISBANE QLD  4001                                Date:      8/5/08

REV.	DATE	BY	CHK	APPROVAL	DESCRIPTION
A	1DEC94	PH	FLL	TWT	ISSUE FOR BID AND APPROVAL
B	16FEB95	PH	FLL	TWT
0	20JUN95	GLO	PH		ISSUE FOR PURCHASE
1	8MAY08	AD	BN		ISSUE FOR PURCHASE MOPU MILLS

1.0	SCOPE
1.1	The Supplier shall furnish all necessary materials, labor and services for the design, fabrication, testing and delivery of one ball mill in accordance with this specification and attachments thereto.

Item	Qty.	Equip. No.	Description
1	1	1326-GM2002	Ball Mill, wet overflow type, to be driven by a fixed speed 32 pole 4800 kW GE synchronous motor (motor supplied by LGL), inside diameter of shell 5490mm, effective grinding chamber length 9750mm, complete with shell, SG iron heads with integral trunnions, trunnion bearings, baseplates, sole plate with provision made for inching drive attachment, ring gear, pinion and pinion bearings, gear guards fitted with heating devices and appropriate cleanout doors, all integral pipework and trunnion liners. Feed and discharge bearings to be 2450mm diameter by 800mm wide.

2	1		Feed chute assembly, to incorporate trunnion liner removal facilities and interlocks to prevent mill rotation while chute is attached to the liner while the liner is still attached to the mill; mounted on four rail type wheels with four auxiliary side shift rail wheels which may be lowered hydraulically using the Purchaser’s portable Enerpac pump unit. Sheet metal shrouds to be fitted over the hydraulic cylinders to protect against mud splash, etc. To be provided with a locking device to ensure that carriage cannot move while mill is turning.

3	1		Trommel assembly, 2400mm (nom) diameter by 3000mm (nom) parallel length, not inclusive of the conical transition piece between the trommel and the trunnion. Panels to be 6mm square opening snap-in flat rigid polyurethane. Trommel to include a scats discharge system (mechanism to be determined). All steel surfaces subject to abrasive wear to be substantially rubber lined.

4	Lot		Discharge Trunnion liners to be Skega type with stud fixing. Transition piece liners between trunnion and trommel to be Skega rubber segments with T-Bolt fixing with the nuts accessible from outside the mill. Rubber spirals in trommel and trunnion to be “knock-in” type.

5	1		Pinion bearings lubrication system to be separate from the trunnion lubrication system. Filters to be 20µm paper element of oversize capacity. Rexroth drawings to be approved by the Purchaser prior to commencement of manufacture.

Item	Qty.	Equip. No.	Description
6	1		Trunnion bearings lubrication/lift system to be identical (save for the gear type rotary flow dividers capacity) to the SAG mill system. The spherical seat lift pumps are to be located at the trunnion housings during mill erection, but the lubrication module and oil reservoir is to be designed to facilitate relocation of these pumps after the mill is commissioned. The lubrication system is to incorporate cooling and low pressure filtration to 20µm by paper element filters prior to entry into the high pressure pump suction compartment of the oil reservoir. Standby pumps and filters are included. Drip trays to be sufficiently sloped and arranged to permit gravity drainage into collection containers. All Rexroth drawings must be approved by the Purchaser prior to commencement of manufacture.

7	1		Forge and fabricated “T” Section Girth gear, designed to AGMA 321.05 code, surface finish Q10. Refer data sheets for full technical details.

8	1		Pinion, forged, gas carburised, shaft extension to suit connection of inching drive, Kirk key interlocks, etc, designed to AGMA 321.05 code, surface finish Q12. Refer data sheets for full details.

9	1 set		Trunnion seals, double lip/labyrinth type,.

11	1 lot		Mill Rubber Lining, 6mm thick, shop installed prior to shipment.

12	1		Clutch, Eaton Airflex, dual 60 VC 1600. Pinion half driving flange to be fitted to matched to pinion shaft prior to pinion shipment from gear cutters. Motor half driving flange to be forwarded to motor manufacturers for matching to motor shaft.

13	1		Pinion shaft and sole plate to be designed to accept Inching device.

14	1 lot		Gear spray system, air operated, to suit Fuchs recommended or equivilant gear lubricant drawn from 200 litre drums. Gear spray nozzles to be mounted on a swingaway hinged panel on the gear guard, with flexible hose connections to the distributor block. Timer cycle to be adjustable. To be supplied with all controls, control panel and alarms.

18	1 Lot		Fixtures or Lifting Lugs required for erection and maintenance

19	1 lot		Shop painting of mill components to LGL Specifications.

22	Lot		Manuals, drawings and data.

1.2	Review of Footing Design
Footings to support the Ball Mill in its operational mode will be designed and documented by LGL, based on the loading data provided by the Supplier.
The footings will be proportioned to accommodate all mounting and clearance criteria required by the Supplier, and also to limit amplitudes and frequencies of vibration of the combined Mill and foundation system to acceptable levels.
Copies of calculations and associated foundation details illustrating the proposed footing arrangement, together with relevant geotechnical data will be forwarded to the Supplier for his review, to ensure that the LGL design has correctly incorporated all the Vendor Data supplied, and that the Mill footing, as proposed, is suitable for the expected performance of the Ball Mill.
2.0	WORK EXCLUDED
Main Mill Motor
Mill Liners
Mill Jacking cradle
Foundations, anchor bolts and embedded steel.
Structural steel supports, walkways, platforms, stairs.
Erection labor and materials.
Motor starters and switchgear.
Electrical wiring and conduit external to mill or auxiliary equipment.
Supply and installation of piping between ball mill trunnion and pinion bearings and packaged lubrication systems.
Gear lubrication system air supply.
Mill liner handler.
Inching Device.
Feed chute to mill feed spout.
Discharge sump.
Grinding media.
Lubricants other than initial charge for assembly and testing.

3.0	CODES AND STANDARDS

SAA	—	Standards Association of Australia
PNG	—	Papua New Guinea Codes and Regulations
AGMA	—	American Gear Manufacturers Association
ANSI	—	American National Standards Institute
ASME	—	American Society of Mechanical Engineers
ASTM	—	American Society for Testing and Materials
AWS	—	American Welding Society
Work under this specification shall be performed in accordance with the above referenced codes and standards. In instances where national codes do not exist, materials and workmanship shall follow the prevailing industry standards for ball mills.
4.0	OPERATING AND DESIGN CONDITIONS
4.1	General
The equipment will be installed outdoors and designed to operate 24 hours per day, 7 days per week, 365 days per year. The Supplier shall identify in his proposal all special requirements for outdoor operation of the equipment in a tropical climate.
The feed to the ball mill circuit will enter the mill discharge sump and shall be the discharge product of one SAG Mill operated in open circuit.

Ore specific gravity (avg)	2.78
Circuit feed rate	600 t/h (dry)
Circuit feed size	80% passing 1200 microns
Circuit product size	80% passing 130 microns
Bond Ball Mill Work Index	15.3 (metric ton basis)
Slurry ph	4.5 to 8
Slurry density % solids	65
NOTE: 1 t = 1000 kg
4.2	Performance
The desired final product (ball mill cyclone overflow) is a slurry at 80% minus 130 microns (150 Tyler mesh). Pulp density of mill discharge is estimated to be 65-70% solids. Cyclone overflow is estimated to be 25-30% solids.
The Ball Mill will be operated in closed circuit with cyclone classifiers. At normal operating conditions, new feed to the mill will be 600 t/h (dry) with 35% ball charge and a circulating load of 200-300%.
4.3	Performance Warranty
Note: The Ball Mill is mechanically and structurally capable of drawing 4,800 kW.
Process Performance:
The Supplier warrants the following:
That the 18’ x 32’ ball mill will draw at least 4,400 kW as measured at the motor shaft with:
-	Ball Charge in the range 32 to 35%

-	Pulp Density in the range 65 to 75% w/w

-	Seasoned equilibrium ball charge with a top size ≥ 60mm
And provided that the following conditions are met:
-	That the milling circuit is operated by experienced personnel

-	That all auxiliary equipment is selected, installed and operated to suit the circuit requirements.

-	That the milling circuit is fed an ore with a specific gravity ≥ 2.7
4.4	General Features
The equipment shall be the Supplier’s standard design and of heavy duty construction suitable for the operating conditions specified.
The mill pinion shall be direct driven through an air clutch by a low speed synchronous motor.
The drive shall be at the feed end of the mill. The drive shall be located on the right side when viewed from the feed end.
5.0	INSPECTION AND TESTING
5.1	Inspection and Testing
The Supplier will be responsible for the testing and inspection of all materials and work in accordance with this specification and all applicable codes, laws and regulations.
The Purchaser’s appointed representative shall appoint a duly authorized inspection authority to witness all “Hold”, witness and surveillance points, fully inspect and certify the equipment at, but not limited to, the Supplier’s works.
The Purchaser’s representatives shall have all reasonable access to the work whether it is in preparation or in progress. The Supplier shall provide facilities for such access and for inspection.
Inspection of the equipment by the Purchaser’s representative is required at the following stages of fabrication:-
•	Material before start of fabrication

•	At inspection points nominated in the Inspection and Test Plan
Unless otherwise specified, the Supplier shall notify the Purchaser 96 hours in advance of its readiness for each of the above stages.
5.2	Cleaning
Upon completion of testing, the Supplier shall ensure that all equipment is thoroughly cleaned prior to painting and shipping.
6.0	PAINTING AND PROTECTIVE COATINGS
Upon completion of manufacture, the Supplier shall ensure that all equipment is thoroughly cleaned prior to painting and shipping.
All external exposed carbon steel surfaces shall be sandblasted and painted in accordance with FLSM STD-

SP01, with colour to be advised.
7.0	ACCEPTANCE
The Purchaser’s inspectors or delegates shall have the authority to require repairs or alterations if in their opinion materials or workmanship do not meet the required specification.
Any omission or failure on the part of the Purchaser’s inspector or delegate to disapprove or reject any work or materials shall not be construed as an acceptance of any defective work or materials.
The Ball Mill shall not be delivered by the Supplier until approval has been received from the Purchaser.
8.0	SHIPMENT
Bolts, nuts and other small parts shall be boxed for shipment.
Gaskets furnished by the Supplier shall be suitably boxed and marked for field installation.
The Ball Mill and various assemblies shall be loaded and shipped in such a manner as to ensure delivery without damage.
See procurement document for marking and packaging requirements.
9.0	DOCUMENTATION
9.1	Supplier
Information to be submitted by the Supplier to Purchaser or Purchaser’s Representative after award of contract shall include, but not be limited to:
•	All drawings, design calculations, welding procedures and other documents for Purchaser’s approval prior to fabrication. Purchaser’s review will be of general design and controlling dimensions only and will not relieve the Supplier of responsibility for design and accuracy of details or dimensions.

•	Copies of all correspondence to and from government authorities in reference to the equipment.

•	Procedures for:
_	Qualification and certification of welders

_	Welding

_	Welding inspection

_	Inspection and testing
•	Records of welding procedure qualification, welder qualification, inspections and tests.

•	Copies of bills of materials

Section 6
Million Ounce Plant Upgrade (MOPU)
Project
Ball & SAG Mill Technical Reference
MOPU-1001-0A M-018ANI SAG Mill Technical Sheet
MOPU-1001-0A M-019ANI Ball Mill Technical Sheet

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
General
Mill Type:
Diameter Inside Shell	mm
Shell Length, Flange to Flange	mm
Grinding Chamber Length	mm
Volume Inside Liners	m3
Mill Operating Speed	rpm
Percent of Criticial speed (new liners):
Power Required with New liners at Design Ore & Media Charge
Head Outside Diameter	mm
Feed end Trunnion Min. I.D. with Liners	mm
Discharge End Trunnion I.D. with Liners	mm
Mill Drive
Recommended Motor Rating, kW/RPM, Service Factor	kW/rpm
Drive Arrangement — Gear Position
Loaded mill WR2	kgm[2]

Design Data
Finite Element Stress Analysis Method
Stress Analysis Method Developed by Whom?
Independent Review of Stress Analysis Method by Whom?
Extent Field Verification of Stress Analysis Method
Design Total Charge, % Mill Volume	%
Design Ball Charge, % Mill Volume	5
Mill Design Life Expectancy	Yrs
Shell Design
No. of Shell Sections
Shell

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Material (ASTM No.)
Design Stress	MPa
Max Thickness	mm
Location of Max. Thickness
Min. Thickness	mm
Location of Min. Thickness
Shell Length, Flange to Flange	mm
Shell Weight	kg
Circumferential Flanges
Material (ASTM No.)
Design Stress	MPa
Thickness	mm
Outside Diameter	mm
Bolt Circle Diameter	mm
Quantity and Size of Fasteners Per Head	mm
Axial Flanges
Material (ASTM No.)
Design Stress	MPa
Thickness	mm
Head and Trunnion Design
Heads
Type
Material (ASTM No.)
Design Stress	MPa
Fabrication Method
Angle	degrees
No. of Pieces/Assembly Method

Thickness: (max/Min)
at Trunnion/Head Interface	mm

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
at Shell/head Interface	mm
Outside diameter	mm
Bolt Circle Diameter	mm
Flange Thickness	mm
Quantity and Size of Fasteners Head/Trunnion	mm
Overall Length	mm
Weight each	kg
Trunnions
Type
Material (ASTM No.)
Design Stress	MPa
Fabrication Method
Thickness (Max/Min)
at Knuckle Radius	mm
at Shell/head Interface
at Bearing Surface	mm
Flange O.D.	mm
Flange Bolt Fasteners
Quantity and Size of Fasteners
Overall Length	mm
Weight	kg
Mill Support Bearing Assemblies
Type and Location

Journal
Diameter	mm
Length	mm
Projected Area	m2
Thrust Face Area

Pressure with Max. Load
Feed End	kPa
Discharge end	kPa
Thrust	kPa

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Self-Aligning Method
Thermally Stress Relived?
Type of Seals
Bearing Inserts
Type: Tilting Pad/Sleeve/Other (Specify)
Mounted on Riding Ring or Trunnion
Material
Thickness	mm
Pad Length/Width/Thickness	mm
No. Per Bearing
Contact Angle w/Journal	degrees
Bearing Weight each	kg
Means of Holding Bearing Aligned on Baseplates

Temperature Detectors
Type
No. Per Bearing
Alarm Temperature	[o]C
Shutdown Temperatue	[o]C
Mill Support Bearing Lube System
Supplier
Type
No. of Systems/Mill

Pumps: High Pressure pockets/ HP thrust and flood/Low Pressure conditioning/ HPSpherical Seats
Type
Rating
Flow rate	l/s
Pressure	kPa

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Motor Power	kW
No. per Lube System
Operating/Standby
Excess Capacity
High Pressure	%
Low Pressure	%
Thrust
Heat Exchanger
Type
Cooling	l/s /kPa
No. per Lube System
Oil Filter
Type
Size	Microns
No. per Lube System
Operating/Standby
Oil Heaters
Type
Rating	kW
No. per Lube System
Operating/Standby	kg
Lube system Weight, empty/filled	kg

Pinion Bearing Lube System
Supplier
No. of Systems per Mill
Pumps
Type
Flow rate	l/s

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Pressure	kPa
Motor Power	kW
No. per Lube System
Operating/Standby
Heat Exchanger
Type
Cooling Water Req’d	l/s / kPa
Oil Filter	[o]C
Type
Size	Microns
No. per Lube System
Operating/Standby
Oil Heater
Type
Rating	kW
No. per Lube System
Operating/Standby
Weight, empty/filled	kg
Feed Spout
Type
Material
Thickness	mm
Liner Material/Thickness	mm
Opening Dimensions	mm
Seal Type
Weight	kg
Trommel
Type
Material
Thickness	mm
Outside Diameter x Length	mm

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Opening Size	mm
Diameter Inside Spiral	mm
Weight	kg
Ring and Pinion Gear Lube System
Type
Lubricant
Air Requirements: (Free air) 15 min Cycles	l/s / kPa
Weight	kg
Air Clutch
Supplier
Type
Model
Torque
Operating at 690 kPa	Nm
Maximum at 860 kPa	Nm
Service factor
Air Requirement: (Free Air) per engagement	l/s / kPa
Locking Device
Weight Each	kg
Liners
Shell
Type
Material
Liners (cont’d)
Thickness, min/max	mm
Liner Bolt Type, size	mm
Backing Material/Thickness	mm
Weight	kg
Feed Head
Type
Material
Thickness	mm

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Liner Bolt Type, size	mm
Backing Material/Thickness	mm
Weight	kg
Discharge Head
Type
Material
Thickness	mm
Slot size	mm
Open Area
Weight	kg
Feed Trunnion Liner
Type
Material
Thickness	mm
Diameter	mm
Seal
Weight	kg
Discharge Trunnion Liner
Type
Material
Thickness	mm
Discharge Trunnion Liner (cond’t)
Diameter	mm
Seal
Weight	kg
Jacking System
Jack Size	Tonne
Quantity
Hydraulic Power Package
Motor Rating	kW
Motor Speed	rpm

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Cradles, describe
Gear Set
Normal diametral pitch
Normal pressure angle	degrees
Helix angle	degrees
Transverse pressure angle	degrees
Maximum allowable misalignment
Axial runout	mm
Radial runout	mm
Efficiency	%
Ring Gear
Supplier
Fabrication Supplier
Material
Type/No. of teeth
Hardness
Hardening method
Tooth cutting process
Design life expectancy	Yrs
Tooth form
Tip relief
Face width	mm
Outside diameter	mm
Pitch diameter	mm
Root diameter	mm
Speed	rpm
Durability service factor
Strength service factor
No.of sections
Weight, each section
Weight, total	kg

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Pinion
Supplier
Forger
Material
Type/No. of Teeth
Hardness
Hardening method
Tooth cutting process
Design Life expectancy	Yrs
Tooth form
Tip relief
Face width	mm
Outside diameter	mm
Pitch diameter	mm
Root diameter	mm
Speed	rpm
Durability service factor
Strength service factor
No. of sections
Weight	kg
Pinion Shaft Bearings
Type
Supplier
Size
B-10 Life	hrs
Seal Type
Lubrication

Quality Level
Overall
Pitch
Profile
Runout
Lead

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Instruments. Describe how quality levels are checked and instruments used.
Weights and Sizes (for Gear & Pinion only)
Shipping
Total shipping wt.,	kg
Total shipping volume	m3
Largest piece (identify)
Size of Largest piece	m
Heaviest piece (identify)
Weight of heaviest piece	kg
Total number of shipping pieces
Installed unit weights
Ring gear	kg
Pinion and shaft	kg

Heaviest piece for erection
DE Trunnion	kg
Pinion and shaft	kg
Inching Drive
Type
Supplier
Speed	rpm
Mill inching speed	rpm
Motor rating	kW/ rpm
Gear Reducer
Supplier
Model No.
Ratio
Service factor
Gear Reducer (cont’d)

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Bearing type B-10 Life	hrs
Seal Type
Lubrication
Couplings model/torque rating
High speed	rpm
Low speed
Kirk key interlocks
Installed operating weight	kg
Outdoor Installation

Weights and Sizes Shipping (excluding gears)
Total Shipping Weight
Total Shipping Volume
Largest Piece (identify)
Size of Largest Piece	m
Heaviest Piece (identify)
Weight of Heaviest Piece	kg
Total No. of Shipping Packages
Installed Weight (excluding gears)
Mill without Liner	kg
Mill with Liners	kg
Mill Total c/w Oper. Max Load 37% B.C. =	kg

SAG MILL
TECHNICAL REFERENCE

ITEM	UNITS
Heaviest Piece (excluding gear)
Erection
Identify Component
Weight	kg
Maintenance
Identify Component
Weight	kg
Painting and Finish
Surface Preparation
Prime Coat
Material
Min. Thickness	mils
Loads Acting on Footings
Feed trunnion, live load	kN
Feed trunnion, dead load	kN
Discharge trunnion, live load	kN
Discharge trunnion, dead load	kN

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
General
Mill Type:
Diameter Inside Shell	mm
Shell Length, Flange to Flange	mm
Grinding Chamber Length	mm
Volume Inside Liners	m3
Mill Operating Speed	rpm
Percent of Criticial speed (new liners):	%
Power Required with New liners at Design Ore & Media Charge	kW
Head Outside Diameter	mm
Feed end Trunnion Min. I.D. with Liners	mm
Discharge End Trunnion I.D. with Liners	mm
Mill Drive
Recommended Motor Rating, kW/RPM, Service Factor	kW/rpm
Drive Arrangement — Gear Position
Loaded mill WR2	kgm[2]

Design Data
Finite Element Stress Analysis Method
Stress Analysis Method Developed by Whom?
Independent Review of Stress Analysis Method by Whom?
Extent Field Verification of Stress Analysis Method
Design Total Charge, % Mill Volume	%
Design Ball Charge, % Mill Volume	%
Mill Design Life Expectancy	Yrs
Shell Design
No. of Shell Sections
Shell
Material (ASTM No.)
Design Stress	MPa

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Max Thickness	mm
Location of Max. Thickness
Min. Thickness	mm
Location of Min. Thickness
Shell Length, Flange to Flange	mm
Shell Weight (total)	kg
Circumferential Flanges Material (ASTM No.)
Design Stress	MPa
Thickness	mm
Outside Diameter	mm
Bolt Circle Diameter	mm
Quantity and Size of Fasteners	mm
Axial Flanges
Material (ASTM No.)
Design Stress	kPa
Thickness	mm
Head and Trunnion Design
Heads
Type
Material (ASTM No.)
Design Stress	MPa
Fabrication Method
Angle	degrees
No. of Pieces/Assembly Method
Thickness: (max/Min)
at Trunnion/Head Interface	mm
at Shell/head Interface	mm
Outside diameter	mm
Bolt Circle Diameter	mm
Flange Thickness	mm

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Quantity and Size of Fasteners Head/Trunnion
Overall Length	mm
Weight	kg
Trunnions
Type
Material (ASTM No.)
Trunnions (cont’d)
Design Stress	Mpa
Fabrication Method
Thickness (Max/Min)
at Knuckle Radius	mm
at Shell/head Interface
at Bearing Surface	mm
Flange O.D.	mm
Flange Bolt Fasteners
Quantity and Size of Fasteners
Overall Length	mm
Weight	kg
Mill Support Bearing Assemblies
Type and Location
Journal
Diameter	mm
Length	mm
Projected Area	m2
Thrust Face Area
Pressure with Max. Load
Feed End	kPa
Discharge end	kPa
Thrust
Self-Aligning Method
Thermally Stress Relieved?

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Type of Seals
Bearing Inserts
Type: Tilting Pad/Sleeve/Other (Specify)
Mounted on Riding Ring or Trunnion
Material
Thickness	mm
Pad Length/Width/Thickness	mm
No. Per Bearing
Contact Angle w/Journal	degrees
Bearing Weight each	kg
Means of Holding Bearing Aligned on Baseplates
Temperature Detectors
Type
No. Per Bearing
Alarm Temperature	°C
Shutdown Temperature	°C
Mill Support Bearing Lube System
Supplier
Type
No. of Systems/Mill
Pumps: High Pressure pockets/ HP thrust and flood/Low Pressure conditioning/ HPSpherical Seats
Type
Rating
Flow rate	l/s
Pressure	kPa
Motor Power	kW
No. per Lube System
Operating/Standby
Excess Capacity
High Pressure	%
Low Pressure	%

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Thrust
Heat Exchanger
Type
Cooling	l/s /kPa
No. per Lube System
Oil Filter
Type
Size	Microns
No. per Lube System
Operating/Standby
Oil Heaters
Type
Rating	kW
No. per Lube System
Operating/Standby	kg
Lube system Weight, empty/filled	kg

Pinion Bearing Lube System
Supplier
No. of Systems per Mill
Pumps
Type
Flow rate	l/s
Pressure	kPa
Motor Power	kW
No. per Lube System
Operating/Standby
Heat Exchanger
Type

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Cooling Water Req’d	l/s / kPa
Oil Filter	°C
Type
Size	Microns
No. per Lube System
Operating/Standby
Oil Heater
Type
Rating	kW
No. per Lube System
Operating/Standby
Weight, empty/filled	kg
Feed Spout
Type
Material
Thickness	mm
Liner Material/Thickness	mm
Opening Dimensions	mm
Seal Type
Weight
Trommel
Type
Material
Thickness	mm
Outside Diameter x Length	mm
Opening Size	mm
Diameter Inside Spiral	mm
Weight	kg
Ring and Pinion Gear Lube System
Type
Lubricant

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Air Requirements: (Free air) 15 min Cycles	l/s / kPa
Ring and Pinion Gear Lube System (cont’d)
Weight	kg
Air Clutch
Supplier
Type
Model
Torque
Operating	Nm
Maximum	Nm
Service factor
Air Requirement: (Free Air)	l/s / kPa
Locking Device
Weight Each	kg
Liners
Shell
Type
Material
Thickness, min/max	mm
Liner Bolt Type, size	mm
Backing Material/Thickness	mm
Weight	kg
Heads
Type
Material
Thickness	mm
Liner Bolt Type, size	mm
Backing Material/Thickness	mm
Weight	kg
Liners
Shell

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Type
Material
Thickness, min/max	mm
Liner Bolt Type, size	mm
Backing Material/thickness	mm
Weight	kg
Heads
Type
Material
Thickness	mm
Liner Bolt Type, size	mm
Backing Material/thickness	mm
Weight	kg
Feed Trunnion Liner
Type
Material
Thickness	mm
Diameter	mm
Seal
Weight	kg
Discharge Trunnion Liner
Type
Material
Thickness	mm
Diameter	mm
Seal
Weight	kg
Jacking System
Jack Size
Quantity
Hydraulic Power Package
Motor Rating	kW

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Motor Speed	rpm
Cradles, describe
Gear Set
Normal diametral pitch
Normal pressure angle	degrees
Helix angle	degrees
Transverse pressure angle	degrees
Maximum allowable misalignment
Axial runout	mm
Radial runout	mm
Efficiency	%
Ring Gear
Supplier
Casting Supplier
Material
Type/No. of teeth
Hardness
Hardening method
Tooth cutting process
Design life expectancy
Tooth form
Tip relief Face width	mm
Outside diameter	mm
Pitch diameter	mm
Root diameter	mm
Speed	rpm
Durability service factor
Strength service factor
No.of sections
Weight, each section	kg

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Weight, total	kg
Pinion
Supplier
Forger
Material
Type/No. of Teeth
Hardness
Hardening method
Tooth cutting process
Design Life expectancy
Tooth form
Tip relief
Face width	mm
Outside diameter	mm
Pitch diameter	mm
Root diameter	mm
Speed	rpm
Durability service factor
Strength service factor
No. of sections
Weight
Pinion Shaft Bearings
Type
Supplier
Size
B-10 Life	hrs
Seal Type
Lubrication
Quality Level
Overall
Pitch
Profile

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Runout
Lead
Instruments. Describe how quality levels are checked and instruments used.

Weights and Sizes (for Gear & Pinion only)
Shipping
Total shipping wt.,	kg
Total shipping volume	m3
Largest piece (identify)
Size of Largest piece	m
Heaviest piece (identify)
Weight of heaviest piece	kg
Total number of shipping pieces
Installed unit weights
Ring gear	kg
Pinion and shaft	kg
Heaviest piece for erection
Ring gear	kg
Pinion and shaft	kg
Inching Drive
Type
Supplier
Speed	rpm
Mill inching speed	rpm
Motor rating	kw/rpm
Gear Reducer
Supplier
Model No.
Ratio
Service factor
Bearing type B-10 Life

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Seal Type
Lubrication
Couplings model/torque rating
High speed
Low speed
Kirk key interlocks
Installed operating weight
Outdoor Installation
Weights and Sizes Shipping (excluding gears)
Total Shipping Weight
Total Shipping Volume
Largest Piece (identify)
Size of Largest Piece	m
Heaviest Piece (identify)
Weight of Heaviest Piece	kg
Total No. of Shipping Packages

Weights and Sizes Shipping (excluding gears)
Installed Weight (excluding gears)
Mill without Liner	kg
Mill with Liners	kg
Mill Total c/w Oper. Max Load 37% B.C.	kg
Heaviest Piece (excluding gear)
Erection
Identify Component
Weight	kg
Maintenance
Identify Component
Weight	kg
Painting and Finish

BALL MILL
TECHNICAL REFERENCE

ITEM	UNITS
Surface Preparation
Primer Coat
Material
Min. Thickness	mils
Finish Coat
Material
Min. Thickness	mm